UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEE ENTERPRISES, INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
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☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:
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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

LEE ENTERPRISES, INCORPORATED
201 N. Harrison Street, Suite 600
Davenport, Iowa 52801-1924

[●], 2019

DEAR SHAREHOLDERS OF LEE ENTERPRISES:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders (the "Annual Meeting") of Lee Enterprises, Incorporated, a Delaware corporation (the "Company"), which will be held on the 4th floor of the Company’s offices at 201 N. Harrison Street, Davenport, Iowa 52801-1924 on [•], 2019, at [•] Central Time.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning our company of which you should be aware when you vote your shares.

Enclosed with this booklet, you should have also received a white proxy card and postage-paid return envelope. White proxy cards are being solicited on behalf of our Board of Directors.

Cannell Capital LLC (“Cannell”) has notified the Company that Cannell intends to urge the Company’s shareholders to withhold votes from the director nominees recommended by our Board of Directors. Our Board recommends that you vote FOR ALL of the nominees proposed by the Board.

We strongly urge you to read the accompanying Proxy Statement carefully and vote FOR ALL of the nominees recommended by our Board of Directors, and in accordance with the Board’s recommendation to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm, by submitting the enclosed white proxy card. You may receive solicitation materials from Cannell seeking your proxy to withhold votes from the director nominees recommended by our Board of Directors. Currently, we have no knowledge as to whether Cannell will in fact proceed with the solicitation. If you vote using a proxy card sent to you by Cannell, you can subsequently revoke it by submitting the white proxy card. Only your latest dated vote will count-any prior proxy card may be revoked at any time prior to the Annual Meeting, as described in the accompanying Proxy Statement.

We look forward to greeting personally those shareholders who are able to be present at the Annual Meeting. However, regardless of whether you plan to be with us at the Annual Meeting, it is important that your voice be heard. Accordingly, even if you plan to attend the meeting, we request that you vote by telephone, by Internet or by signing, dating and returning the white proxy card in the postage-paid envelope provided.

If you have any questions or require assistance with submitting your white proxy card, please contact our proxy solicitation firm, Morrow Sodali LLC, at:

Morrow Sodali LLC
509 Madison Avenue, Suite 1206
New York, NY 10022
Call Toll-Free (800) 662-5200 or
E-mail: LEE@morrowsodali.com

On behalf of the Company and its employees, we would like to thank you for being a shareholder and express our appreciation for your ongoing support of Lee Enterprises.

Mary E. Junck, Executive Chairman

Davenport, Iowa
[•], 2019

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lee Enterprises, Incorporated (the “Company” or "Lee") will be held on [•], 2019, at [•] Central Time, on the 4th floor of the Company’s offices at 201 N. Harrison Street, Davenport, Iowa 52801-1924 (the “Meeting”). At the Meeting, you will be asked to:
1.    Elect three directors for terms of three years; and
2.    Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019; and
3.    Transact any other business that is properly brought before the meeting.
The Board of Directors has fixed the close of business on December 28, 2018 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder, for any purpose germane to the Meeting, at the Meeting and for ten days prior to the Meeting during ordinary business hours at 201 N. Harrison Street, Suite 600, Davenport, Iowa 52801-1924, the Company’s principal place of business.
The accompanying Proxy Statement provides detailed information about the matters to be considered at the Meeting. It is important that your voice be heard and your shares be represented at the Meeting whether or not you are personally able to attend. Even if you plan to attend the Meeting, we hope that you will read the Proxy Statement and the instructions on the enclosed white proxy card. We urge you to have your vote be counted by completing, signing and dating the white proxy card today and mailing it in the enclosed, postage pre-paid envelope, or vote by telephone or the Internet by following the instructions on the white proxy card. If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, bank or other nominee that holds the shares to provide you with evidence of your record date share ownership. If you intend to vote in person at the Meeting, you must provide a legal proxy from your broker, bank or other nominee.
Please note that Cannell Capital LLC (“Cannell”) has notified the Company that Cannell intends to urge the Company’s shareholders to withhold votes from the director nominees recommended by our Board of Directors at the Meeting. You may receive solicitation materials from Cannell. Currently, we have no knowledge as to whether Cannell will in fact proceed with the solicitation. The Company is not responsible for the accuracy of any information provided by Cannell contained in solicitation materials filed or disseminated by or on behalf of Cannell or any other statements that Cannell may make.
If you have previously voted using a proxy card sent to you by Cannell, you can subsequently revoke that proxy by following the instructions on the enclosed white proxy card to vote over the Internet or by telephone or by completing, signing and dating the proxy card and mailing it in the postage pre-paid envelope provided. Only your latest dated vote will count. Any proxy may be revoked prior to its exercise at the Meeting as described in the accompanying Proxy Statement.
THE BOARD RECOMMENDS VOTING
FOR ALL OF THE BOARD’S NOMINEES ON PROPOSAL 1 AND
FOR PROPOSAL 2 USING THE ENCLOSED WHITE PROXY CARD.
THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE USING ANY PROXY CARD THAT MAY BE SENT TO YOU BY CANNELL.
Please note that, even if you plan to attend the Meeting, we recommend that you submit the enclosed white proxy card prior to the Meeting to ensure that your shares will be represented.
Regardless of the number of shares of common stock of the Company that you own, your vote is important. Thank you for your continued support, interest and investment in Lee Enterprises.
By Order of the Board of Directors,

[•]
Dated: [•], 2019

IMPORTANT
TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE WHITE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE THE PROXIES YOU APPOINTED CAST YOUR VOTES, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
If you need assistance, please call Morrow Sodali LLC, the firm assisting us in the solicitation of proxies in connection with the Meeting. Shareholders may call toll free at (800) 662-5200. Banks and brokers may call collect at (203) 658-9400.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on [•], 2019:
The Company’s Proxy Statement on Schedule 14A,
form of proxy card and 2018 Annual Report on Form 10-K
are available at
www.proxypush.com/lee

The Notice of 2019 Annual Meeting of Shareholders and the attached Proxy Statement are first being made available to shareholders of record as of December 28, 2018 on or about [•], 2019.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

LEE ENTERPRISES, INCORPORATED
 2019 ANNUAL MEETING OF SHAREHOLDERS

 PROXY STATEMENT
2019 Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement, including under “Executive Compensation.” References to “we,” “our,” “us” and the like, except under “Executive Compensation,” refer to Lee Enterprises, Incorporated (the "Company"). References to “2018,” “2017,” “2016” and the like refer to the fiscal year ending, or ended, the last Sunday in September. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Shareholders

Date and Time	[•], 2019 [•] Central Time
Place	201 N. Harrison Street
4th Floor
Davenport, Iowa 52801-1924
Record Date	December 28, 2018 (the “Record Date”)
Proxy Materials
The Notice of 2019 Annual Meeting of Shareholders, this Proxy Statement and the accompanying white proxy card are first being mailed to shareholders of record as of December 28, 2018 on or about [•], 2019.

Voting Matters and Voting Recommendations

Voting Matters	Proposal No.	Our Board's Voting Recommendation
Election of Directors	1	FOR ALL
Ratification of Selection of KPMG LLP	2	FOR
You may receive solicitation materials from Cannell Capital LLC (“Cannell”). The Company is not responsible for the accuracy of any information provided by Cannell contained in solicitation materials filed or disseminated by or on behalf of Cannell or any other statements that Cannell may make.
WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE WHITE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF OUR BOARD’S NOMINEES LISTED ON THE ENCLOSED WHITE PROXY CARD. The three nominees who receive the most votes of all votes cast for directors will be elected. If you do not vote for a particular nominee, or if you indicate on your proxy card, via the Internet or by telephone that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee.
OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD THAT MAY BE SENT TO YOU BY CANNELL. IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY CANNELL, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED. ONLY YOUR LATEST DATED VOTE WILL BE COUNTED.
For more information and up-to-date postings, please go to www.lee.net. If you have any questions, please contact Morrow Sodali LLC, our proxy solicitor assisting us in connection with the 2019 Annual Meeting of Shareholders (the “Annual Meeting”). Shareholders may call toll free at (800) 662-5200. Banks and brokers may call collect at (203) 658-9400.

ABOUT THE ANNUAL MEETING

Why Am I Receiving These Proxy Materials?

The Board of Directors (“Board”) of the Company is soliciting your vote at the Annual Meeting to be held on [•], 2019 at [•] Central Time, on the 4th floor of the Company’s offices at 201 N. Harrison Street, Davenport, Iowa 52801-1924, for the purposes set forth in this Proxy Statement. These materials were first sent or made available to shareholders on [•], 2019. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

These materials also include a white proxy card for the Annual Meeting. White proxy cards are being solicited on behalf of the Board. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about the Company that you should consider in order to make an informed decision when voting your shares.

When and Where Will The Annual Meeting Be Held?

The Annual Meeting is scheduled to be held at [•] Central Time, on [•], 2019, on the 4th floor of the Company’s offices at 201 N. Harrison Street, Davenport, Iowa 52801-1924.

Why Might I Be Receiving Proxy Materials From Cannell?
Cannell has notified the Company that Cannell intends to urge the Company’s shareholders to withhold votes from the director nominees recommended by our Board at the Annual Meeting. You may receive solicitation materials from Cannell seeking your proxy to withhold votes from the director nominees recommended by our Board, although we currently have no knowledge that Cannell will in fact send out any solicitation materials. The Company has provided you with the enclosed white proxy card.
If you do receive any materials other than from the Company, our Board urges you not to sign or return any proxy card sent to you by Cannell. Our Board recommends a vote FOR ALL of the Board’s nominees on the enclosed white proxy card.

 What Is Included In These Materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our Annual Report on Form 10-K for the year ended September 30, 2018 (the "Annual Report"), as filed with the Securities and Exchange Commission ("SEC") on December 14, 2018.

What Matters Will Be Voted On At The Annual Meeting?

We are aware of two matters that shareholders may vote on at the Annual Meeting. The following items are each listed on the white proxy card:

•	The election to our Board of three nominees named in this Proxy Statement (Proposal 1); and

•	The ratification of our Board's selection of KPMG LLP as the Company's independent registered public accounting firm (Proposal 2).

We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Could Other Matters Be Decided At The Annual Meeting?

The Board is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Annual Meeting, will, if permitted, be entitled to vote or otherwise act thereon in accordance with their judgment on such matters.

What Are The Board's Voting Recommendations?

The Board recommends that you vote your shares:

•	FOR ALL of the nominees to the Board (Proposal 1); and

•	FOR ratification of the selection of KPMG LLP as the Company's independent registered accounting firm (Proposal 2).

Who May Vote At The Annual Meeting?

Each share of our common stock, par value $0.01 (“Common Stock”), has one vote on each proposal. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the Record Date, there were [•] shares of Common Stock outstanding.

We encourage shareholders to vote using the white proxy card in advance of the Annual Meeting by telephone, by Internet or by mail.

You can ensure that your shares are voted at the Annual Meeting by following the instructions on the enclosed white proxy card and submitting your votes by telephone or the Internet, or by completing, signing, dating and returning the enclosed white proxy card. Voting by any of these methods will not affect your right to attend and vote at the Annual Meeting in person or by executing a proxy designating a representative to vote for you at the Annual Meeting.

How Many Votes Can Be Cast By All Shareholders?

[•] votes, consisting of one vote for each share of Common Stock outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.

How Can I Convert Former Class B Common Stock Into Common Stock?

In 2011, all shares of Class B Common Stock were converted into an equal number of shares of Common Stock, in accordance with sunset provisions for Class B Common Stock established in 1986. If you still hold shares of Class B Common Stock, contact our transfer agent, EQ Shareowner Services ("Equiniti"), at 1-800-468-9716 to have the shares converted to Common Stock.

What Is The Difference Between A Shareholder Of Record And A Beneficial Owner Of Shares Held In Street Name?

Shareholder of Record. You are the “shareholder of record” for any Company shares that you own directly in your name in an account with the Company’s transfer agent, Equiniti.

Beneficial Owner of Shares Held in Street Name. You are the “beneficial owner” of shares held in street name if your Company shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the shareholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote the Company shares in your account. Please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record authorizing you to vote the shares.

What Is The Quorum Requirement For The Annual Meeting?

A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present in person at the Annual Meeting; or

•	Have properly voted on the Internet, by telephone or by submitting a proxy card or voting instruction form by mail.

Abstentions and broker non-votes (if any) are counted as present for purposes of establishing a quorum at the Annual Meeting. However, under the New York Stock Exchange (“NYSE”) rules, if you receive proxy materials from or on behalf of both the Company and Cannell, then brokers, banks, and other nominees holding shares in your account will not be permitted to exercise discretionary authority regarding either of the proposals to be voted on at the Annual Meeting. As a result, there would be no broker non-votes by such brokers, banks, or other nominees. If you receive proxy materials from or on behalf of both the Company and Cannell and you do not submit any voting instructions to your broker, bank, or other nominee, then your shares will not be counted in determining the outcome of either of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. For additional information regarding broker non-votes, please see the section titled “About the Annual Meeting-What Happens If I Do Not Give Specific Voting Instructions?” in this Proxy Statement.

A properly executed proxy card marked “withhold” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee.

How Is The White Proxy Card Voted?

All shares represented by validly executed white proxy cards received prior to the taking of the vote at the Annual Meeting will be voted by the designated proxy holders and, where a shareholder specifies by means of the white proxy card a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder's instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF OUR BOARD’S NOMINEES LISTED ON THE ENCLOSED WHITE PROXY CARD. The three nominees who receive the most votes of all votes cast for directors will be elected. If you do not vote for a particular nominee, or if you indicate on your white proxy card, via the Internet or by telephone that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee.

How Do I Vote?

Whether you are a shareholder of record or hold any of your shares in “street name,” such as in a stock brokerage account or through a bank or other nominee, you may vote in the following ways:

By Phone	By Internet
Vote by dialing the number on the white proxy card/voting instruction form and following the easy voice prompts	Follow the instructions included on the white proxy card/voting instruction form
By Mail	In Person
Vote by marking, signing and dating the white proxy card/voting instruction form and returning it promptly in the envelope provided	Attend the Annual Meeting and vote in person. If you hold any shares in “street name,” you may not vote in person unless you bring with you a legal proxy from the organization that holds your shares
The deadline for voting by telephone or by Internet will vary depending upon how you vote your shares-please follow the instructions shown on your white proxy card or white voting instruction form.
You should submit your white proxy card or white voting instruction form as soon as possible. Enclosed with this Proxy Statement is a white proxy card for shareholders of record (that is, if you hold your stock directly in your name through our transfer agent) or a white voting instruction form for beneficial owners (that is, if your shares are held in “street name”).

If you are not the shareholder of record, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important. You are also invited to attend the Annual Meeting. However, if you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record authorizing you to vote the shares.

Certain of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you submit every white proxy card or white voting instruction form you receive.

Cannell has notified the Company that Cannell intends to urge the Company’s shareholders to withhold votes from the director nominees recommended by our Board at the Annual Meeting. You may receive solicitation materials from Cannell seeking your proxy to withhold votes from the director nominees recommended by our Board, although we currently have no knowledge that Cannell will in fact send out any solicitation materials.

If you do receive any materials other than from the Company, our Board urges you not to sign or return any proxy card sent to you by Cannell. Our Board recommends a vote FOR ALL of the Board’s nominees by submitting the enclosed white proxy card.

How Can I Revoke My Proxy Or Change My Vote After I Vote?

If you are a shareholder of record, you may revoke your proxy or change your vote prior to the Annual Meeting by:

•	Voting again via the Internet or by telephone;

•	Signing, dating, and returning a new proxy card or voting instruction form with a later date;

•	Signing, dating, and mailing an instrument revoking the proxy to Lee Enterprises, Incorporated, at 201 N. Harrison Street, Davenport, Iowa 52801-1924; or

•	Attending the Annual Meeting and voting in person.

If you are a beneficial owner of your shares and you have instructed your bank, broker, or other nominee to vote your shares, you may change your vote prior to the Annual Meeting by following directions provided by your bank, broker, or other nominee to change such voting instructions.

What Happens If I Do Not Give Specific Voting Instructions?

Shareholders of Record.  White proxy cards that are properly executed without voting instructions on certain matters will be voted in accordance with the recommendations of the Board on such matters. With respect to any matter not set forth on the white proxy card that properly comes before the Annual Meeting, the proxy holders named therein will vote in their own discretion, if permitted.

Beneficial Owners. As a beneficial shareholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials that you receive from your broker, bank, or other nominee in order for your shares to be voted the way you would like.

A broker non-vote occurs when brokers, banks, or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker, bank, or other nominee with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholder meeting. Under the rules of the NYSE governing brokers’ discretionary authority, if you receive proxy materials from or on behalf of both the Company and Cannell, then brokers, banks, and other nominees holding shares in your account will not be permitted to exercise discretionary authority regarding either of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there would be no broker non-votes by such brokers, banks, or other nominees. In such case, if you do not submit any voting instructions to your broker, bank, or other nominee, then your shares will not be counted in determining the outcome of either of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

However, if you receive proxy materials only from the Company, then brokers, banks, and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Proposal 2 (ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm). A broker, bank, or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. Proposal 1 (election of directors) is a “non-routine” matter. Consequently, if you receive proxy materials only from the Company and you do not submit any voting instructions to your broker, bank, or other nominee, then your broker, bank, or other nominee may exercise its discretion to vote your shares on the proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm (Proposal 2). If your shares are voted on Proposal 2 (ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm) as directed by your broker, bank, or other nominee, your shares will constitute broker non-votes on Proposal 1 (election of directors). In such case, broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to Proposal 1 (election of directors).

What Is The Voting Requirement To Approve Each Of The Proposals?

With respect to the election of directors (Proposal 1), the affirmative vote of the holders of a PLURALITY of the shares of our Common Stock, represented in person or by proxy at the Annual Meeting, is required to elect directors. The three nominees who receive the most votes of all votes cast for directors will be elected. If you do not vote for a particular nominee, or if you indicate on your proxy card, via the Internet or by telephone that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee.

The affirmative vote of a MAJORITY of the shares of our Common Stock, represented in person or by proxy at the Annual Meeting, is required to ratify the selection of KPMG LLP (Proposal 2). If the shareholders do not ratify the appointment, the Audit Committee of the Board (the "Audit Committee") will consider any information submitted by the shareholders in determining whether to retain KPMG LLP as the Company’s independent registered public accounting firm for 2019. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

How Do Abstentions, Unmarked White Proxy Cards, And Broker Non-Votes Affect The Voting Results?

Abstentions. Abstention may not be specified on Proposal 1 (election of directors). However, abstentions have the same effect as a vote “against” with respect to Proposal 2 (ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm).

Unmarked White Proxy Cards. If you sign and return a white proxy card but do not mark how your shares are to be voted, the individuals named as proxies therein will vote your shares in accordance with the recommendation of the Board on Proposal 1 and Proposal 2; therefore, if no direction is made, the white proxy card will be voted FOR ALL of our Board’s nominees and FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. If permitted, in their discretion, the proxies named therein will be authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Broker Non-Votes.  Broker non-votes, if any, will have no effect on the outcome of the vote with respect to the election of directors (Proposal 1). NYSE rules permit brokers to vote uninstructed shares at their discretion on the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm (Proposal 2), if you do not receive proxy materials from or on behalf of both the Company and Cannell. However, under the NYSE rules, if you receive proxy materials from or on behalf of both the Company and Cannell, then brokers, banks, and other nominees holding shares in your account will not be permitted to exercise discretionary authority regarding either of the proposals to be voted on at the Annual Meeting. For additional information regarding broker non-votes, please see the section titled “About the Annual Meeting-What Happens If I Do Not Give Specific Voting Instructions?” in this Proxy Statement.

How Do Participants In The Lee Enterprises, Incorporated Employees’ Retirement Account Plan Vote?

To vote your shares held in the Lee Enterprises, Incorporated Employees’ Retirement Account Plan, you must sign and return the proxy card or vote via the Internet or telephone as instructed in the proxy materials. If you do not provide voting instructions by [•], the trustee will vote your shares in the same proportion as the shares of other participants for which the trustee has received proper voting instructions.

Is My Vote Confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.

Where Can I Find The Voting Results Of The Annual Meeting?

Voting results will be tallied by the inspector of election. The Company will report the preliminary results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Meeting, and the final results as soon as practicable following certification by the inspector of election.

Who Is Paying The Costs Of Proxy Solicitation?

The Company will bear the cost of the solicitation of proxies by the Company. For additional information regarding the cost of this solicitation, please see the section titled “Additional Information-Costs of Solicitation” in this Proxy Statement.

How Can I Attend The Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives, and guests of the Company. All attendees will be required to show a valid form of identification (such as a government-issued form of photo identification). If you hold your shares in street name (i.e., through a bank, broker, or other nominee), you must also provide proof of share ownership, such as a letter from your bank, broker, or other nominee or a recent brokerage statement. The Annual Meeting will be held at [•] Central Time, on [•], 2019, on the 4th floor of the Company’s offices at 201 N. Harrison Street, Davenport, Iowa 52801-1924.

Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by signing and dating the enclosed white proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed white proxy card.

What Is The Deadline To Propose Actions For Consideration, Or To Nominate Individuals To Serve As Directors, At The 2020 Annual Meeting Of Shareholders?

Proposals of shareholders in accordance with SEC rules to be presented at the 2020 annual meeting must be received by us, at the address shown on the cover of this Proxy Statement, sent by registered, certified or express mail, to be considered for inclusion in our proxy statement and form of proxy relating to that meeting by [•].

Shareholders who want to bring business before the 2020 annual meeting, other than through a shareholder proposal in accordance with SEC rules, must notify the Secretary of the Company in writing and provide the information required by the provision of our Amended and Restated By-Laws ("By-Laws") dealing with shareholder proposals. The notice must be delivered to, or mailed and received at the address of the Company shown on the cover of this Proxy Statement, by [•]. The requirements for such notice are set forth in our By-Laws, which were filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K on February 27, 2017. That document is located on our website www.lee.net. Click on “Investors” and “SEC filings”.

Who Should I Call If I Have Questions About The Meeting?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitation firm, Morrow Sodali LLC, at:

Morrow Sodali LLC
509 Madison Avenue
Suite 1206
New York, NY 10022
Call Toll-Free (800) 662-5200 or
E-mail: LEE@morrowsodali.com

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on [•], 2019:
The Company’s Proxy Statement on Schedule 14A,
form of proxy card and 2018 Annual Report on Form 10-K
are available at
www.proxypush.com/lee

Background of the Solicitation

From time to time between September 2017 and January 2019, J. Carlo Cannell, managing member of Cannell Capital LLC (“Cannell Capital”), and Oleg Karmanov, a research analyst at Cannell Capital, exchanged emails and spoke telephonically and by video conference with representatives of the Company and the Board, including, at different times, Mary Junck, the Company’s executive chairman, Kevin Mowbray, the Company’s president and chief executive officer, Tim Millage, the Company’s chief financial officer, and Herb Moloney, the Company’s lead independent director. During these calls, the Company and board representatives discussed the Company’s operations and strategy and addressed certain questions and views communicated by Mr. Cannell and Mr. Karmanov.

As part of the Company’s ongoing engagement with its investors, Mr. Millage regularly speaks with investors and potential investors to provide updates on the Company’s business and to answer any questions. As part of this regular outreach, on August 6, 2018, Mr. Millage called Mr. Cannell to provide an update on the business. During this call, Mr. Cannell expressed views about management compensation and the state of the newspaper industry generally.

On each of August 23 and 24, 2018, Mr. Cannell emailed Mr. Millage with observations about management compensation and requested a meeting with an independent member of the Board.

On August 27, 2018, Mr. Cannell and Mr. Millage held a telephone call during which Mr. Cannell discussed his views on management compensation and the role of the executive chairman.

On September 7, 2018, at the request of Mr. Cannell, Mr. Cannell and Mr. Moloney held a telephone call during which Mr. Cannell expressed observations about the role of the executive chairman, the growth of the Company’s digital media business, and compensation levels for management and directors. Mr. Moloney told Mr. Cannell that he would discuss these observations with the other independent directors and reply with suggested dates for a follow-up discussion.

On September 13, 2018, the time period for shareholders to submit director nominations for the 2019 annual meeting pursuant to the Company’s bylaws, as disclosed on January 12, 2018 in the Company’s proxy statement for its 2018 annual meeting, expired.

Between September 19 and September 24, 2018, representatives of the Company sent Mr. Cannell multiple potential dates and times for an in-person meeting in late September or October 2018. Mr. Cannell declined all such dates and times and replied that scheduling a meeting was no longer a priority as Mr. Moloney had previously answered his questions.

On September 20, 2018, during a regularly scheduled meeting, the Board discussed the Company's prior interactions with Mr. Cannell.

On October 19, 2019, following a subsequent request by Mr. Cannell on October 5, 2018, Ms. Junck, Mr. Mowbray and Mr. Millage held a video conference with Mr. Cannell and Mr. Karmanov to discuss the Company’s digital media strategy. The day before the meeting, Mr. Millage emailed Mr. Cannell with responses to certain questions that Mr. Cannell had submitted on October 16, 2018.

On October 24, 2018, Mr. Moloney and Mr. Cannell held a telephone call during which Mr. Cannell discussed his views of the executive chairman role, how to monetize the Company’s digital media business, and the composition of the Board. During the call, Mr. Cannell stated that he was considering voting against the Company’s director nominees for the 2019 annual meeting. Mr. Cannell also stated that although he did not have a specific candidate in mind, he would like the Board to add a director with a strong background in digital media, and requested to speak with the person responsible for selecting new Board members.

On November 13, 2018, Stephen Wagstaff, the chief financial officer of Cannell Capital, sent a letter to the Company with information about an individual that Mr. Cannell was considering submitting as a potential director candidate.

On November 21, 2018, as part of its ongoing efforts to recruit qualified candidates for the Board, the Company obtained a proposal from, and subsequently engaged, a director search firm to assist the Board in identifying potential new directors.

On December 3, 2018, Mr. Moloney and Mr. Cannell held a telephone call during which Mr. Cannell provided additional views on the current composition of the Company’s Board. Mr. Cannell had sent biographical information about two potential director candidates in advance of the call. During the call, Mr. Cannell told Mr. Moloney that a third person was dialed into the call whom Mr. Cannell introduced as another potential director candidate. Mr. Cannell noted that he may decide to launch a public website if the Company failed to nominate Mr. Cannell’s candidates to the Board, and suggested the possibility of entering into a standstill agreement with Cannell Capital in exchange for nominating one of Mr. Cannell’s candidates. Mr. Moloney told Mr. Cannell that the Company had already engaged a director search firm and that he would send Mr. Cannell their contact information.

On December 6, 2018, during a regularly scheduled meeting, the Board discussed the Company's interactions with Mr. Cannell since the September 20 Board meeting.

On December 17, 2018, following an introduction by Mr. Moloney, Mr. Cannell held a telephone call with the Company’s director search firm during which Mr. Cannell submitted biographical information for six director candidates. Three of the director candidates were identified by code name only. The representative of the director search firm noted that Mr. Cannell’s suggestions would be reviewed with the Company’s Nominating and Corporate Governance Committee ("NCGC") along with other potential candidates in connection with the ongoing director search process.

On December 20, 2018, Mr. Karmanov called Mr. Millage to discuss the Company’s amendment to its First Lien Credit Agreement.

On December 27, 2018, Cannell Capital, on behalf of its investment vehicles, made a Schedule 13D filing with the SEC disclosing beneficial ownership of approximately 4.22% of the Company’s Common Stock and indicating that Cannell Capital may pursue activities having the purpose or effect of changing or influencing the control of the Company. The Schedule 13D attached a written statement from Cannell Capital identifying what Cannell Capital described as problems with the current Board, including the directors’ perceived lack of “skin in the game”, relevant experience for the changes required to adapt to secular shifts in newspapers, and capital markets knowledge. The written statement also noted that Cannell Capital had identified six potential director candidates, three of whom had not yet consented to be included as candidates.

On December 28, 2019, Mr. Cannell’s assistant emailed Dr. Richard Cole, Chairman of the NCGC, requesting a telephone call between Mr. Cannell and Dr. Cole to discuss potential director candidates. The call has been scheduled for January 24, 2019. Mr. Moloney also intends to join that call.

On January 2, 2019, Mr. Karmanov emailed Mr. Millage requesting a telephone call between Mr. Millage, Mr. Cannell and Mr. Karmanov to discuss the Company’s fourth quarter and year-end results. A call was scheduled for January 9, 2019.

On January 4, 2019, Mr. Wagstaff sent a letter to Dr. Cole, purporting to announce a “vote no” campaign in which Cannell Capital will advise all Company shareholders to withhold votes from all Board members at the 2019 annual meeting. Mr. Wagstaff also sent Dr. Cole a draft appointment and standstill agreement proposing that, in exchange for Cannell Capital ending this “vote no” campaign, two of the Company’s current directors would resign and two of Cannell Capital’s director candidates would be appointed to the Board and submitted to shareholders for re-election at the 2019 annual meeting. Cannell Capital also enclosed biographical information for the six previously-identified director candidates, two of whom were still identified by code name only.

On January 7, 2019, Ms. Junck sent a letter to Mr. Cannell in response to Mr. Cannell’s letter dated January 4 and his submission of potential candidates for the Board. In the letter, Ms. Junck noted that the Company’s Board and management team have been and continue to be open to Mr. Cannell’s perspectives on the Company, that the NCGC will carefully evaluate Mr. Cannell’s candidates for future consideration as it would any other director candidates, and that Mr. Cannell will have the opportunity to discuss his proposed candidates during the upcoming telephone call with Dr. Cole on January 24, which Mr. Moloney also intends to join.

On January 9, 2019, as requested by Mr. Karmanov, Mr. Karmanov and Mr. Millage held a telephone call during which Mr. Millage responded to questions from Mr. Karmanov regarding the Company’s fourth quarter and year-end results and its operations and strategy. Mr. Cannell was scheduled to join the call but did not attend.

PROPOSAL 1 - ELECTION OF DIRECTORS

Three directors are to be elected for three-year terms expiring at the annual meeting in 2022. Each of the individuals named below is a nominee of the NCGC of the Board and has been nominated by the full Board for election as a director at the Annual Meeting. Our Board has examined the relationship between each of our non-employee directors and the Company and has determined that Mr. Moloney qualifies as an "independent" director in accordance with the published listing requirements of the NYSE and the rules of the SEC. Ms. Junck and Mr. Mowbray do not qualify as independent directors because they are employees of the Company. The current terms of the nominees, Ms. Junck and Messrs. Moloney and Mowbray, expire in 2019.

Each nominee has provided a consent permitting the Company to name such nominee in this Proxy Statement and stating that such nominee consents to serve if elected as a director, and the Board has no reason to believe that any nominee will be unable to serve. However, if, before the election, one or more nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board (unless the Board reduces the number of directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

The Board recommends using the enclosed white proxy card to vote FOR ALL of the Board’s nominees for director. Cannell has notified the Company that Cannell intends to urge the Company’s shareholders to withhold votes from the director nominees recommended by our Board. You may receive solicitation materials from Cannell seeking your proxy to withhold votes from the director nominees recommended by our Board, although we currently have no knowledge that Cannell will in fact send out any solicitation materials.

The Company has provided you with the enclosed white proxy card. Our Board recommends that you vote FOR ALL of the nominees proposed by our Board. If you do receive any proxy materials other than from the Company, our Board recommends that you DISREGARD any such materials. If you have already voted using a proxy card sent to you by Cannell, you have every right to change your vote and we urge you to revoke that proxy by voting FOR ALL of our Board’s nominees by submitting the enclosed white proxy card. Only your latest dated vote will be counted.

The following material contains information concerning the Board’s nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the Annual Meeting.

In addition to the information set forth below, Appendix B sets forth information relating to our directors, nominees for directors and certain of our officers and employees who may be considered “participants” in our solicitation under applicable SEC rules by reason of their position as directors of the Company, as nominees for directors or because they may be soliciting proxies on our behalf.

Nominees for Election as Directors with Terms Expiring in 2022

Mary E. Junck, 71, Director since 1999

Mary E. Junck was elected Executive Chairman of the Company in February 2016. She joined Lee in 1999 as Executive Vice President and Chief Operating Officer. She became president in 2000, Chief Executive Officer in 2001 and Chairman in January 2002. She previously held senior executive positions at the former Times Mirror Company. She was responsible for the operations of Newsday, The Baltimore Sun (publisher and chief executive officer), the Hartford Courant, The Morning Call, Southern Connecticut Newspapers and St. Paul Pioneer Press (publisher and president). She also had responsibility for Times Mirror magazines and StayWell, Times Mirror's consumer health company. She was a member of the board of directors of The Associated Press from 2004 to 2017 and was chairman from 2012 to 2017. In October 2016, Ms. Junck became a director of Postmedia Network Canada Corp., a public company based in Toronto, Canada, that owns numerous newspapers and associated online platforms throughout Canada.

Ms. Junck leads the Company’s senior executive team and provides the Board with in-depth knowledge of the Company and the publishing industry, in which she has worked in executive and senior management positions for more than 30 years. Ms. Junck provides a valuable and unique perspective in Board deliberations about the Company's business, competitive landscape, strategic relationships and opportunities, senior leadership and operational and financial performance. As Executive Chairman, Ms. Junck serves as an advisor and mentor to the Chief Executive Officer and provides overall leadership for the Board. Her key areas of focus include strategic direction and partnerships, financial matters and revenue growth initiatives.

If re-elected, Ms. Junck will serve as Chairman of the Company's Board of Directors effective following the Annual Meeting. Ms. Junck's transition from Executive Chairman will complete a transition plan that included advancement of Kevin Mowbray to President and Chief Executive Officer in 2016. Since 2016, Ms. Junck has served as an adviser to the Chief Executive Officer and continued to guide the Company's overall strategy and direction. As Chairman, she will provide leadership for the Board of Directors and lead projects as requested by the Board of Directors and Chief Executive Officer.

Herbert W. Moloney III, 67, Director since 2001

From December 2006 until his retirement in July 2011, Mr. Moloney was President and Chief Operating Officer of Western Colorprint, Inc., a privately-held company that provided advertising supplements and commercial printing services to the publishing industry. From April 2005 to November 2006, Mr. Moloney was President and Publisher of the Washington Examiner. From 2000 to March 2005, Mr. Moloney was the Chief Operating Officer, North America, and an Executive Vice President of Vertis, Inc., a premium provider of targeted advertising and marketing solutions to leading retail and consumer services companies. Mr. Moloney provides the Board with more than 30 years of executive and management experience in the publishing and television industries.

Mr. Moloney is Chairman of the Executive Compensation Committee ("ECC") and a member of the Audit Committee, the NCGC and the Executive Committee. Mr. Moloney has been designated as the Company’s Lead Director by the independent directors to preside over executive sessions of non-management directors, among other duties.

Kevin D. Mowbray, 56, Director since 2016

Mr. Mowbray was elected as the Company’s President and Chief Executive Officer ("CEO") in February 2016. Prior to his election as CEO, Mr. Mowbray was the Company’s Executive Vice President and Chief Operating Officer from April 2015, and served as Vice President and Chief Operating Officer since 2013. He previously was publisher of the Company’s largest newspaper, the St. Louis Post-Dispatch, from 2006 to 2013, where he drove the Company's digital efforts and piloted many significant digital products and initiatives. Mr. Mowbray is a member of the News Media Alliance and serves on the executive committee and also chairs the American Press Institute. Mr. Mowbray provides the Board with nearly 30 years of executive and management experience in the publishing industry and invaluable knowledge about the Company, especially in the digital arena as he spearheaded digital strategies. As President and Chief Executive Officer, Mr. Mowbray has direct responsibility for all aspects of the Company’s operations, including more than 49 markets in 20 states and the corporate staff, with special focus on digital growth, revenue expansion and business transformation.

INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2020

Nancy S. Donovan, 66, Director since 2003

Ms. Donovan is a founding partner of Circle Financial Group, LLC, New York, NY, a wealth advisory and private equity firm, and the founding partner of Oakmont Partners, LLC, Lake Forest, IL, a private equity firm. From 1989 to 2001, Ms. Donovan was President and Chief Operating Officer of Morgan Stanley Credit Corporation, Riverwoods, IL. Prior to 1989, Ms Donovan was instrumental in the development of the Discover Card, and led all marketing and merchant sales. Ms. Donovan provides the Board with experience in corporate finance, capital markets, risk analysis and strategic investment.

Ms. Donovan is a member of the Audit Committee.

Leonard J. Elmore, 66, Director since 2008

Mr. Elmore is an attorney and is also a basketball analyst for ESPN and CBS Sports. Mr. Elmore served as a board member of iHoops, the official youth basketball initiative of the NCAA and the NBA, from its inception in April 2009 and as its Chief Executive Officer, from May 2010 until October 2011. Prior to joining iHoops, Mr. Elmore was a partner or senior counsel with several large New York City law firms from 2004 to 2008. Mr. Elmore served as a trustee of the University of Maryland, and is a commissioner on the John S. and James L. Knight Foundation's Knight Commission

on Intercollegiate Athletics. Mr. Elmore also serves as a member of the board of directors and chairman of the nominating and corporate governance committee of 1-800-FLOWERS.COM, Inc. Mr. Elmore brings to the Board his skills and experience in diverse roles as a lawyer, broadcaster and executive and in public sector board service.

Mr. Elmore is a member of the Audit Committee.

Brent Magid, 53, Director since 2010

Mr. Magid is President and Chief Executive Officer of Frank N. Magid Associates, Inc., a research-based strategy consulting company with expertise in a wide range of media. From 2007 to 2009, Mr. Magid served as a director of Quattro Wireless, a mobile advertising company. From 1989 to 1991, Mr. Magid worked in the entertainment group of JPMorgan Chase & Co. Mr. Magid provides the Board with experience and insight into key marketing and advertising trends and related media industry strategies, especially digital media and digital services. Also, Mr. Magid provides his financial experience, including strong oversight of financial and disclosure responsibilities, procedures and controls, which qualify him to serve as Chairman of the Company’s Audit Committee and as its designated financial expert.

Mr. Magid is Chairman of the Audit Committee and a member the ECC.

INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2021

Richard R. Cole, 76, Director since 2006

Dr. Cole is the John Thomas Kerr Jr. Distinguished Professor-Emeritus at the School of Journalism and Mass Communication, University of North Carolina at Chapel Hill. From 1979 to 2005, Dr. Cole served as dean of the school and brings to the Board over 40 years’ experience in the profession of journalism and journalism-mass communications education.

Dr. Cole is Chairman of the NCGC.

William E. Mayer, 78, Director since 1998

Mr. Mayer is a founding partner of Park Avenue Equity Partners, L.P., New York, NY, a private equity firm. He is also a director of BlackRock Capital Investment Corporation, Premier Inc., a public company in healthcare improvement with an alliance of hospitals and other providers, and Rosehill Resources Inc., an oil and natural gas company. Since 1976, Mr. Mayer has served on the boards of directors of 18 public companies, and as chairman of the boards of trustees of the University of Maryland, College Park, and The Aspen Institute. Mr. Mayer also served as a professor and dean of the College of Business and Management at the University of Maryland from 1992 to 1996. Mr. Mayer provides the Board with business leadership experience, an understanding of the strategic, operational and financial issues confronting public companies, and experience with respect to corporate governance matters.

Mr. Mayer is a member of the Executive Committee, the ECC and the NCGC.

Gregory P. Schermer, 64, Director since 1999

Mr. Schermer served as Vice President-Strategy of the Company from March 2012 until his retirement in September 2016. From 1989 to July 2006, Mr. Schermer served as Corporate Counsel of the Company, and from July 2006 until October 2012, he served as Vice President-Interactive Media of the Company. Mr. Schermer led the development of the Company’s digital media strategies and platforms, including the successful expansion of TownNews and represented the Company in several industry digital media initiatives, including The Local Media Consortium (the “Consortium”), a group of 82 companies that create digital partnerships for local media operations. Mr. Schermer served as a member of the Consortium's executive committee. Mr. Schermer provides the Board with insight and operational perspective on the Company's digital media strategies.

DIRECTOR NOMINATION PROCESS

For additional information regarding the director nomination process, please see the section titled “Nominating And Corporate Governance Committee” in this Proxy Statement.

If you have any questions or require assistance with voting your shares, please contact our proxy solicitation firm, Morrow Sodali LLC, at:

Morrow Sodali LLC
509 Madison Avenue
Suite 1206
New York, NY 10022
Call Toll-Free (800) 662-5200 or
E-mail: LEE@morrowsodali.com

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ON THE WHITE PROXY CARD
FOR ALL OF THE NOMINEES RECOMMENDED BY OUR BOARD

PROPOSAL 2 - RATIFICATION OF SELECTION OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP ("KPMG") to serve as the independent registered public accounting firm to audit the Company’s financial statements for 2019. KPMG also served as our independent registered public accounting firm in 2018. Our By-laws do not require that the shareholders ratify the appointment of KPMG as our independent registered public accounting firm. The Board is requesting the shareholders to ratify this appointment as a means of soliciting shareholders' opinions and as a matter of good corporate practice.

Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

If you have any questions or require assistance with voting your shares, please contact our proxy solicitation firm, Morrow Sodali LLC, at:

Morrow Sodali LLC
509 Madison Avenue
Suite 1206
New York, NY 10022
Call Toll-Free (800) 662-5200 or
E-mail: LEE@morrowsodali.com

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ON THE WHITE PROXY CARD
FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

General

Our Board met six times in 2018. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he or she served in 2018. Eight of the nine incumbent directors attended our February 21, 2018 Annual Meeting of Shareholders. All directors are expected to attend each meeting of our Board and the committees on which they serve and are also expected to attend our annual meetings of shareholders.

Our Board has four standing committees: the Audit Committee, the Executive Committee, the ECC and the NCGC. With the exception of the Executive Committee, each is composed of at least three independent directors, and each committee operates under a written charter, which are all available on our website www.lee.net by clicking on "About" and then "Governance".

The members of the committees are shown in the table below:

	Audit Committee	Executive Committee	ECC	NCGC
	(1)		(1)	(1)
Richard R. Cole	—	—	—	Chairman
Nancy S. Donovan	Member	—	—	—
Leonard J. Elmore	Member	—	—	—
Mary E. Junck	—	Chairman	—	—
Brent Magid	Chairman	—	Member	—
William E. Mayer	—	Member	Member	Member
Herbert W. Moloney III	Member	Member	Chairman	Member
Kevin D. Mowbray	—	Member	—	—
Gregory P. Schermer (2)	—	—	—	—

(1) The Committee is composed of "independent" non-employee directors. See discussion of "Director Independence" below.
(2) Since September 2, 2016, Mr. Schermer has been engaged to serve as a consultant to the Audit Committee on risk and other matters as part of his responsibilities as a non-employee director.

Board Leadership Structure

As stated in our Corporate Governance Guidelines, our Board has no formal policy with respect to the separation of the offices of Chairman and Chief Executive Officer ("CEO"). Our Board presently believes that having a separate Executive Chairman and CEO, together with an independent Lead Director, provides the best Board leadership structure for the Company. This structure, together with our other corporate governance practices, provides strong independent oversight of management, while ensuring clear strategic alignment throughout the Company. If re-elected, Ms. Junck will serve as Chairman of the Board, effective following the Annual Meeting. Ms. Junck's transition from Executive Chairman will complete a transition plan that included the advancement of Kevin Mowbray to President and Chief Executive Officer in 2016. Our Lead Director is a non-employee director who is elected by the independent members of the Board at its annual meeting. Herbert W. Moloney III, a director since 2001, currently serves as our Lead Director.

The role of Mr. Moloney, as Lead Director, includes the following duties:

•	Preside at all meetings of the Board when the Executive Chairman is not present;

•	Call meetings of the non-management directors, as needed;

•	Develop the agendas for meetings of the non-management directors;

•	Preside at executive sessions of the non-management directors;

•	Confer regularly with the Executive Chairman;

•	Serve as a liaison between the Executive Chairman and the non-management directors;

•	In consultation with the Executive Chairman, review and approve Board meeting schedules and agendas; and

•	Meet with shareholders as appropriate.

Risk Oversight

Oversight of risk management is a responsibility of the Board and is an integral part of the Board's oversight of our business. The primary responsibility for the identification, assessment and management of the various risks resides with management. The Board has delegated to the Audit Committee primary responsibility for evaluating our overall risk management profile and ensuring that management has established and adequately reviewed processes for identifying and preparing the Company to manage risks.

Director Independence

The NCGC assesses the independence of each director and director nominee and makes recommendations to the Board. For a director or director nominee to be “independent,” the Board must affirmatively determine that the director has no material relationship with the Company other than his or her service as a director. In addition, members of the Audit Committee and ECC must meet heightened independence standards under applicable NYSE and SEC rules.

Our Board has examined the relationship between each of our non-employee directors and the Company and has determined that Ms. Donovan and Messrs. Cole, Elmore, Magid, Mayer and Moloney qualify as "independent" directors in accordance with the published listing requirements of the NYSE and, in the case of the Audit Committee and ECC, the rules of the SEC. Ms. Junck and Mr. Mowbray do not qualify as independent directors because they are employees of the Company. Mr. Schermer does not qualify as an independent director because he was an employee within the last three years.

Audit Committee

The Audit Committee met six times in 2018. The Audit Committee has the oversight responsibilities set forth in its charter, including, without limitation: (1) the quality and integrity of our financial statements; (2) our compliance with legal and regulatory requirements, including the review of related persons reports and disclosures of transactions involving the Company and any director, nominee for director, officer, owner of more than 5% of our Common Stock or immediate family member of any of the above; (3) our overall risk management profile, including, without limitation, cyber risks; (4) the independent registered public accounting firm's qualifications and independence; (5) the performance of our internal audit function and that of our independent registered public accounting firm; and (6) preparation of the annual Audit Committee Report to be included in our Proxy Statement.

Executive Committee

The Executive Committee met ten times in 2018. The Executive Committee may exercise the authority of the Board between its meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as limited by applicable law or resolution of the Board. The Executive Committee also has the authority to consider, review and advise the Executive Chairman, the CEO and the Board from time to time regarding fundamental financial issues affecting the Company.

Executive Compensation Committee

The ECC met six times in 2018. Its responsibilities include, without limitation, the authority to: (1) administer our Retirement Account Plan, our Supplementary Benefit Plan, as amended and restated as of January 1, 2008 ("Non-Qualified Plan"), our Amended and Restated 1990 Long-Term Incentive Plan (effective October 1, 1999, as amended effective February 17, 2016) ("LTIP"), our Amended and Restated 1977 Employee Stock Purchase Plan ("ESPP") and our 2005 Supplemental Employee Stock Purchase Plan ("SPP"); (2) establish salaries, bonus formulae and bonuses, and participation in other benefit plans or programs for executive officers; (3) review employment terminations involving payment to any officer or other key executive in excess of $200,000; (4) approve employment contracts for executives extending beyond one year; and (5) approve the position description, performance standards and goals for incentive cash and restricted stock awards for our Executive Chairman, CEO and other executive officers under our Incentive Compensation Program and to measure their related performance thereunder. In addition, the ECC recommends to the Board significant employee benefit programs and bonus or other benefit plans affecting executives other than our Named Executive Officers listed in the Summary Compensation Table ("NEOs"). The ECC is also responsible for evaluating risks posed by our compensation policies.

Compensation Committee Interlocks and Insider Participation

Messrs. Mayer, Maloney and Magid served on the ECC for all of fiscal year 2018. Each director who served on the ECC during 2018 is independent within the meaning of the NYSE’s director independence standards, as currently in effect. None of them either has been an officer or employee of the Company at any time or has had a relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K. None of our executive officers served during fiscal year 2018 on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officers served on our ECC.

Nominating And Corporate Governance Committee

The NCGC met three times in 2018. Its functions are to consider and recommend to the Board all nominees for possible election and re-election to the Board, and to consider all matters relating to the size, composition and governance of the Board and the general subject matter, size and composition of Board committees.

The NCGC regularly reviews the composition of the Board, anticipated openings and whether the addition of directors with particular experiences, skills or other characteristics would make the Board more effective. The NCGC seeks directors who possess integrity and other valuable character traits, broad experience, expertise in their field, capacity to understand our business, a willingness to devote adequate time to duties of the Board and the ability to make independent judgments using their diversity of experience. The NCGC also considers if a potential nominee will otherwise qualify for membership on the Board and if the potential nominee will satisfy the independence requirements of the NYSE and the SEC. In determining whether to recommend a director for re-election, the NCGC also considers the director's past attendance at meetings and participation in and contributions to the Board.

The NCGC considers diversity in the nominating process and recognizes the value of diverse opinions, perspectives, personal and professional experiences, and backgrounds. The NCGC believes that the judgment and perspectives offered by a diverse Board improves the quality of decision making and has the potential to enhance the Company’s business performance. The NCGC also believes that diversity can help the Board to respond more effectively to the needs of the Company’s business partners, shareholders, employees, and other stakeholders.

Consideration of a nominee for the Board typically involves a series of internal discussions, review of a nominee's background and experience and interviews of the nominee. Our Board has also engaged a leading, nationally recognized director search firm, Spencer Stuart, to assist the NCGC in identifying, screening, and assessing the capabilities of potential director candidates. The NCGC seeks nominees who, taken together as a group, possess the skills, diversity, and expertise appropriate for maintaining a well-rounded and effective Board aligned with achievement of the Company’s business strategy and operations. The NCGC meets to consider and approve nominees, and makes its recommendations to the Board to fill a vacancy, add an additional member, or recommend a slate of nominees to the Board for nomination and election to the Board. Director nominees recommended by the NCGC for election at an annual meeting are subject to approval by the full Board.

The NCGC considers nominees recommended by shareholders. The NCGC evaluates nominees proposed by shareholders using the same criteria as other nominees. A shareholder’s written nomination should be mailed or delivered to Richard R. Cole, Chairman, NCGC, in care of the Company, at the address shown on the cover of this Proxy Statement. The nomination should include the shareholder's name, address and number of shares of our Common Stock owned. It should also include the name, age, business and residence addresses of the individual being nominated, the nominee's principal occupation or employment and the number of shares of our Common Stock if any, owned by the nominee, together with a statement indicating the nominee's willingness to serve, if elected. To assist in the evaluation of nominees recommended by the shareholders, the NCGC may require the nominees to provide any additional information about themselves as the NCGC may determine appropriate or desirable, including information required to be disclosed in our Proxy Statement under the Exchange Act. To be considered by the NCGC for the slate recommended in the Proxy Statement for the 2020 annual meeting, shareholders must submit the required information to Dr. Cole by [•].

CORPORATE GOVERNANCE

We maintain corporate governance information on our website, which includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for certain committees of the Board. The corporate governance information can be found at www.lee.net by clicking on "About" and then "Governance".

We also post on our website our Annual Report, as filed with the SEC. The Annual Report can be found at www.lee.net by clicking on "Investors". We will also furnish, upon written request and without charge, a printed copy of the Annual Report to each person whose proxy is solicited and to each person representing that, as of the Record Date of the Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to the Company at the address shown on the cover of this Proxy Statement.

Our policies and practices reflect corporate governance initiatives that are in compliance with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, specifically:

•	The Board has adopted clear corporate governance policies;

•	A majority of the Board is independent of the Company and its management;

•	The non-management directors meet regularly without management present;

•	All members of the Audit Committee, ECC and NCGC are independent;

•	The non-management directors have designated an independent Lead Director to chair their meetings and consult with our Executive Chairman regarding matters considered by the non-management directors;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•	We have a Code of Business Conduct and Ethics that is monitored by the Audit Committee and is annually affirmed by our directors and executive officers;

•	Our Code of Business Conduct and Ethics applies to our principal executive officer and all members of our finance staff, including the principal financial and accounting officer;

•
We have a hotline available to all employees and the Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, auditing or other matters; and

•	Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to the Audit Committee.

Interested parties may communicate with the Board, the non-management directors as a group, or our Lead Director by writing to Herbert W. Moloney III, Lead Director, in care of the Company, at the address shown on the cover of this Proxy Statement.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

We desire to compensate our directors in a manner that is comparable to compensation levels at companies in our peer group (see "Peer Group Information" under "Executive Compensation" below) and provides stock ownership. Our Human Resources Department provides the ECC with information from our peer group's proxy statements on annual retainers and compensation for attendance at board and committee meetings. The ECC reviews the information and makes a recommendation to the full Board for its approval.

In 2018, we paid all non-employee directors a $50,000 annual retainer. Our Lead Director received an additional annual retainer of $10,000. The chairmen of the Audit Committee and ECC each received a $10,000 annual retainer for serving as such and the Chairman of the NCGC received an annual retainer of $5,000. Non-employee directors received $2,000 for each Board or committee meeting and $1,000 for each Board or committee telephonic meeting attended. Non-employee directors are also reimbursed for reasonable and customary business expenses incurred on our behalf.

Under our Amended and Restated 1996 Stock Plan for Non-Employee Directors ("Stock Plan"), in 2018, non-employee directors received an annual grant of 10,000 shares (which is subject to a cap on the fair market value of shares awarded equal to the annual cash retainer). The Stock Plan is intended to encourage non-employee directors to increase their ownership of shares of our Common Stock and thereby align their interests more closely with the interests of our other shareholders. In addition, an objective of the Stock Plan has been to assist us in attracting and retaining non-employee directors of outstanding ability and in providing compensation opportunities which are competitive with those of other major corporations, as well as enabling such directors to participate in our long-term growth and financial success. Non-employee directors are required to hold their annual stock grant for a minimum of ten years, unless a director retires, resigns or dies while holding the position of director prior to satisfying this requirement.

Directors engaged to provide consultative services are normally compensated at the rate of $1,500 per day. None of our non-employee directors received compensation for consultative services in 2018.

The following table summarizes 2018 non-employee director compensation:

(Dollars)	Fees Earned or Paid in Cash	Value of Stock Awards	Total
		(1)
Richard R. Cole	71,000	27,000	98,000
Nancy S. Donovan	69,000	27,000	96,000
Leonard J. Elmore	65,000	27,000	92,000
Brent Magid	86,000	27,000	113,000
William E. Mayer	86,000	27,000	113,000
Herbert W. Moloney III	114,000	27,000	141,000
Gregory P. Schermer	78,000	27,000	105,000

(1)	All stock awards are fully vested on the grant date of June 1, 2018, subject to the holding period. Stock awards are granted at a price equal to the fair market value on the date of the grant.

The Board has authorized non-employee directors, prior to the beginning of any calendar year, to elect to defer receipt of all or any part of the cash compensation a director might earn during such year under our Outside Directors Deferral Plan (Amended and Restated as of January 1, 2008). Amounts so deferred will be paid to the director upon his or her separation from service, death or disability, adjusted for any investment gains (or losses) thereon. Alternatively, directors may elect to have deferred compensation credited to a “rabbi trust” established by us with an independent trustee, which administers the investment of amounts so credited for the benefit and at the direction of the trust beneficiaries until their accounts are distributed under the deferred compensation plan. Amounts so credited for the benefit of non-employee directors are invested in investment alternatives selected by the director.

None of our employees receives any compensation for serving as a director.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information as of November 30, 2018, except as set forth below, as to each person known by us to own beneficially more than 5% of our Common Stock.

Name and Address of Beneficial Owner		Title of Class	Shares of Common Stock	Percent of Class

Franklin Mutual Advisors, LLC (1)	101 John F. Kennedy Parkway, Short Hills, NJ 07078	Common Stock	4,824,268	8.5
Archview Investment Group, L.P.(2)	750 Washington Boulevard, 10th Floor, Stamford, CT 06901	Common Stock	4,348,085	7.6
Mudrick Capital Management, L.P.(3)	527 Madison Avenue, 6th Floor, New York, NY 10022	Common Stock	2,421,625	5.2

(1)
Information is based solely on a report on Form 13(g), filed with the SEC on February 2, 2016. Includes 1,110,000 shares of Common Stock that are issuable upon exercise of a warrant issued in connection with our refinancing in 2014 (the "Warrants"). The Warrants are exercisable by the reporting person at any time prior to expiration on March 31, 2022 at a strike price of $4.19 per share.

(2)	Information is based solely on a report on Form 13(g) filed with the SEC on December 31, 2017.

(3)
Represents 2,421,625 shares of Common Stock that are issuable upon exercise of Warrants. The Warrants are exercisable by the reporting person at any time prior to expiration on March 31, 2022 at a strike price of $4.19 per share.

The following table sets forth information as to our Common Stock beneficially owned as of November 30, 2018 by each director and nominee, each of the NEOs listed in the Summary Compensation Table, and by all directors and executive officers as a group:

Beneficial Owner	Shares of Common Stock	Percent of Class

Nathan E. Bekke (1)	118,299	*
Richard R. Cole	96,000	*
Nancy S. Donovan	127,603	*
Leonard J. Elmore	95,693	*
John M. Humenik (1)	111,565	*
Mary E. Junck (1)	1,819,272	3.1%
Brent Magid	90,200	*
William E. Mayer	211,979	*
Ronald A. Mayo	137,172	*
Timothy R. Millage	16,500	*
Kevin D. Mowbray (1)	643,388	1.1%
Herbert W. Moloney III	106,000	*
Gregory P. Schermer (1) (2)	1,187,491	2.0%
All executive officers and directors as a group (16 persons) (1) (2)	5,104,350	8.8%
  *    Less than one percent of the class.

(1)
The table includes the following shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options: Mr. Bekke - 45,000; Mr. Humenik - 25,000; Ms. Junck - 165,000; Mr. Mowbray - 135,800; and all executive officers and directors as a group - 458,850.

(2)
The following directors and named executive officers disclaim beneficial ownership of the following shares, included above: Mr. Schermer - 31,820 shares of Common Stock held by a trust for the benefit of his son, 27,820 shares of Common Stock held by a trust for the benefit of a daughter and 47,640 shares of Common Stock held by separate trusts for the benefit of two other daughters as to which Mr. Schermer shares voting and investment authority.

(3)	None of the shares shown in the table as beneficially owned by directors and executive officers is hedged or pledged as security for any obligation.

Equity Compensation Plan Information

Information as of September 30, 2018 with respect to equity compensation plans is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (Dollars) (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares in column A)
	(1)		(2) (3)
Equity compensation plans approved by shareholders	1,100,050	1.88	2,408,840

(1)	LTIP.

(2)	Includes the number of securities remaining available for future issuance under our LTIP, our ESPP and our SPP. The ESPP and SPP have not been active since 2008.

(3)
Those securities not issued as a result of cancellation, forfeiture or surrender of previously outstanding options or adjustment of target restricted stock awards remain available for issuance, at the discretion of the ECC, under the LTIP.  Such shares are excluded from the total presented as the amount cannot be ascertained.

Additional information is set forth under the captions "Grants of Plan-Based Awards", "Outstanding Equity Awards at September 30, 2018" and "Option Exercises and Stock Vested".

EXECUTIVE COMPENSATION

References to "we," "our" or "us" under "Executive Compensation" refer to the ECC.

Compensation Discussion And Analysis

The compensation discussion and analysis that follow describes the Company's executive compensation program, the various elements and objectives of the program and the compensation related decisions made in fiscal year 2018 with respect to the Company's Named Executive Officers ("NEO").

2018 Corporate Performance Assessment

In 2018, the Company continued to grow digital revenue, managed print revenue in a difficult environment, controlled costs and significantly reduced debt. Significant results for the year included the following:

•	Total digital revenue, including digital advertising revenue and revenue from digital services, reached $113 million in 2018, an increase of 6.3% over the prior year;

•	Digital advertising revenue totaled $96 million in 2018, an increase of 4.7%; and represented 31.8% of total advertising revenue;

•	Subscription revenue increased 1.7% in 2018;

•	Through careful cost controls and business transformation initiatives, the Company reduced cash costs(1) by approximately 3.1%, excluding restructuring costs and other;

•	The Company achieved strong Pro-forma Adjusted EBITDA(1) totaling $149 million in 2018; and

•	Debt was reduced $64 million in 2018 and totaled $485 million at the end of 2018.

(1)
Cash costs and Pro-forma Adjusted EBITDA are non-GAAP (Generally Accepted Accounting Principles) financial measures. See Appendix A for definitions and a reconciliation of Pro-forma Adjusted EBITDA to its closest available GAAP measure.

The Named Executive Officers

The Company's NEOs include the principal executive officer, the principal financial officer, the former principal financial officer and the three other most highly compensated executive officers who were serving as executive officers at September 30, 2018. In 2018, the NEOs were:

Mary E. Junck	Executive Chairman
Kevin D. Mowbray	President and Chief Executive Officer
Timothy R. Millage	Vice President, Chief Financial Officer & Treasurer
John M. Humenik	Vice President - News
Nathan E. Bekke	Vice President - Consumer Sales & Marketing
Ronald A. Mayo	Former Vice President, Chief Financial Officer & Treasurer

Executive Officers

Name	Offices or Positions to be Held	Biographical Information
Mary E. Junck	Executive Chairman
Ms. Junck, age 71, has been Executive Chairman since February 2016. From 2002 to 2016, Ms. Junck served as President and Chief Executive Officer of the Company. Ms. Junck was first elected to the Board of Directors of the Company in 1999 and became President in 2000, Chief Executive Officer in 2001 and Chairman in January 2002. Prior to joining the Company, she held senior executive positions at the former Times Mirror Company and The Baltimore Sun.

Kevin D. Mowbray	President and Chief Executive Officer
Mr. Mowbray, age 56, has been President and Chief Executive Officer since February 2016. Previously, Mr. Mowbray held the titles of Executive Vice President and Chief Operating Officer from April 2015 to February 2016, Vice President and Chief Operating Officer from May 2013 to April 2015, Publisher of the St. Louis Post-Dispatch from 2006 to May 2013, and Vice President - Publishing from 2004 to May 2013. Mr. Mowbray joined the Company in 1986, and served in several positions in the Company’s sales and marketing and newspaper management functions, including as Vice President for Sales and Marketing and General Manager, the Missoulian.

Nathan E. Bekke	Vice President - Consumer Sales & Marketing
Mr. Bekke, age 49, has been Vice President - Consumer Sales and Marketing since February 2015. Previously, Mr. Bekke served as Publisher of the Casper Star-Tribune, a Company newspaper, from 2003 to February 2015. Mr. Bekke joined the Company in 1988, and served in several positions in the Company’s sales and marketing function, including as director of sales and marketing at Billings Gazette and the Independent Record.

Paul M. Farrell	Vice President - Sales
Mr. Farrell, age 63, has been Vice President - Sales since October 2015. Previously, Mr. Farrell held the titles of Vice President - Digital Sales from October 2013 to October 2015, and Vice President - Sales and Marketing from May 2007 to August 2012. From September 2012 to October 2013, Mr. Farrell was Publisher of the Connecticut Media Group of Hearst Media Services, a marketing company. Prior to joining the Company in 2007, Mr. Farrell served in various positions within sales and advertising at the Boston Globe and St. Paul Pioneer Press.

Ray G. Farris	Vice President - Group Publisher
Mr. Farris, age 62, has been Vice President - Group Publisher since December 2018. Previously, Mr. Farris held the titles of President and Publisher of the St. Louis Post-Dispatch from May 2013 to December 2018, General Manager and Vice President of Sales of the St. Louis Post-Dispatch from August 2010 to May 2013, and Vice President of Classified Advertising of the St. Louis Post-Dispatch from October 2006 to August 2010.

James A. Green	Vice President - Digital
Mr. Green, age 52, has been Vice President - Digital since March 2013. Prior to joining the Company, Mr. Green held the titles of Executive Vice President and General Manager and Chief Marketing Officer of Travidia, Inc., a developer of newspaper digital shopping media and marketing programs, from 2004 to March 2013.

Timothy R. Millage	Vice President - Chief Financial Officer and Treasurer
Mr. Millage, age 38, has been Vice President, Chief Financial Officer and Treasurer since August 2018. Mr. Millage served as the corporate controller of the Company from 2012 to 2018. Prior to joining the Company, Mr. Millage served as an audit manager with Deloitte, LLP and worked for multinational clients in various industries.

John M. Humenik	Vice President - News
Mr. Humenik, age 55, has been Vice President - News since February 2015. Previously, Mr. Humenik served as president and publisher of the Wisconsin State Journal and president of Madison Newspapers Inc., a position he has held since 2013. Mr. Humenik served as publisher and editor of the Arizona Daily Star from 2005 to 2010 and additionally served as president of Tucson Newspapers Inc. until 2013.

Elements Of Compensation

Our compensation program reinforces the key drivers of success in the Company's business. Our financial emphasis is on revenue and operating cash flow. We believe these two measures are key measures of long and short-term success in our industry. Compensation for our NEOs includes the following:

•	Salaries;

•	Annual cash incentives which are based, to a large extent, on annual performance of the Company and the operations the individual manages;

•	Discretionary cash bonus awards in those circumstances where we believe exceptional performance is not adequately rewarded under our annual cash incentive compensation program;

•	Long-term equity incentives in the form of stock options or restricted Common Stock awards that fully vest three years after grant; and

•	Benefits, including health, life and disability insurance, a 401(K) plan and a supplemental deferred compensation plan.

Our annual cash incentive program places a portion of NEO compensation at risk, based on performance criteria. In addition, stock options, when granted, are inherently performance-based because an option only has value if the stock price rises after the option is granted. In some instances, we also make restricted Common Stock awards conditioned on the achievement of one or more specified performance goals under our Incentive Compensation Program.

Objectives Of Our Compensation Program

We intend for the Company to be an employer of choice, both in our industry and in the communities it serves. In order to achieve this status, our strategies are to have compensation programs in place that will:

•	Reward our executives for their contributions to the Company's success;

•	Create an ownership mentality in our executives;

•	Focus our executives on building long-term value;

•	Permit us to recruit the talent we need;

•	Pay our executives at comparable levels with organizations with which the Company competes for talent; and

•	Encourage our top performers to remain with the Company.

Our core compensation philosophy is to pay executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve its business and financial objectives. While comparisons to compensation levels at companies in the peer group (discussed below) are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for the Company to achieve the compensation objectives outlined above.

In implementing this philosophy, we have analyzed the relationship between the CEO's total compensation and the total compensation of the other executive officers of the Company. For this purpose, total compensation includes not only base salary and bonus, but also the grant date fair value of equity awards (as well as accumulated realized and unrealized equity gains), all perquisites and payment amounts upon a change of control. The Company's Human Resources Department accumulates the internal pay equity information under our direction.

When making compensation decisions, we also benchmark the compensation of the Executive Chairman, CEO and other NEOs relative to the compensation paid to similarly-situated executives at companies that we consider to be industry peers. We believe, however, that a benchmark should be one point of reference for measurement, but not the sole determinative factor for executive compensation. The purpose of the comparison is not to supplant the analysis of internal pay equity, wealth accumulation and the individual performance of the executive officers that we consider when making compensation decisions. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, we may elect to not use the comparative compensation information at all in the course of making compensation decisions.

Peer Group Information

We use market data for context and a frame of reference for decision-making, but it is not the sole source of information from which compensation is determined. We target the median of the market to establish the total compensation opportunity. We determine the market for the NEO positions to be comparable publicly traded publishing companies.

We review the composition of the peer group annually to ensure that companies are relevant for comparative purposes. We factor in the relative size of these companies because size of the company generally correlates with compensation paid. We believe that the current group of companies noted below is representative of the sector in which the Company operates, and the group was chosen because of each company's relative position in the media sector, its relative size as measured by market capitalization and the relative complexity of the business and the CEO's role and responsibilities.

These companies currently are:

•	A.H. Belo Corporation;

•	Gannett Co., Inc.;

•	The McClatchy Company;

•	Meredith Corp.;

•	New Media Investment Group Inc.;

•	The New York Times Company;

•	Sinclair Broadcast Group Inc.; and

•	Tribune, Inc.

The Company's Human Resources Department provides us with compensation data obtained from the proxy statements of each of these companies. We also utilize compensation data compiled by Equilar, Inc.

We use outside compensation consultants from time to time to advise us on specific issues.

How We Determine The Amount Of Compensation

The Company's By-Laws provide that the Board has the sole authority to determine the compensation of all officers of the Company who are elected or appointed by the Board. The Board has, by adoption of our charter, delegated that authority to us. In addition, the LTIP approved by the shareholders gives us the sole authority to establish equity awards for executive officers.

The Executive Chairman, working primarily with the Company's Vice President - Human Resources & Legal, recommends all elements of compensation for all executive officers other than the Executive Chairman and CEO and we determine it. We determine Executive Chairman and CEO compensation without management input, other than the analysis of Executive Chairman and CEO compensation obtained from the peer publishing companies' proxy statements and other information obtained by the Human Resources Department at our request from independent sources.

When making compensation decisions, we analyze compensation summaries prepared for each of the NEOs. These summaries are prepared by the Human Resources Department. Each summary presents the dollar amount of each component of the NEO's compensation, including current cash compensation (base salary and incentives), equity awards, retirement benefits and any other compensation. These summaries reflect the annual compensation for the NEOs (both target and actual). Potential payments upon termination of employment involving a change of control and long-term incentives accumulated by the NEOs are also reviewed.

Say-On-Pay Proposals

At our 2017 annual meeting, we conducted a non-binding advisory vote of the shareholders on the frequency of advisory votes on the Company's compensation of its named executive officers (the "say-on-frequency" vote). Of the 42,730,009 shares represented at the meeting, a plurality of approximately 41.0% of the shares represented at the meeting were voted in favor of a one-year frequency vote; 25.2% of such shares were voted in favor of a three-year frequency for such votes; and due to broker non-votes, approximately 32.8% of the shares represented at the meeting were not voted in favor of any alternative.

Due to the inconclusive nature of the advisory voting results, the ECC considered several factors in making its determination regarding the frequency of advisory shareholder votes on the Company’s executive compensation program.

•
In 2011, 2014 and 2017, the shareholders recommended, on an advisory basis, the approval of the compensation philosophy, policies and procedures employed by the ECC, substantially as described herein (the "say-on-pay" vote).

•	In 2011, 2014 and 2017, 93.6%, 95.8% and 95.4% of the votes cast were voted in favor of the say-on-pay proposal, respectively.

•	Shareholder engagement and feedback findings do not indicate any concerns with the Company’s executive compensation program.

•	Shareholders who have concerns about executive compensation during the interval between “say-on-pay” votes are welcome to bring their specific concerns to the attention of the Board and the ECC.

Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company's proxy statement for its 2017 annual meeting, the Board of Directors determined, after consideration, to continue holding an advisory shareholder vote on the compensation of the Company's named executive officers every three years. This policy will remain in effect until the next “say-on-frequency” advisory vote regarding the compensation of the Company's named executive officers at the 2023 annual meeting. The next scheduled “say-on-pay” advisory vote related to executive compensation matters will be conducted at the 2020 annual meeting.

Salary

We compare NEO salaries to those paid to executives at the peer companies noted above and to other national survey data. Actual salaries are influenced by what other companies pay their executives, but are primarily determined by the executive officer's responsibilities, experience and demonstrated performance. If comparable data is not available, we use internal compensation equity to evaluate the executive officer's responsibilities.

In order to implement our philosophy for the executive officers, our goal is to pay between 90 and 110% of competitive levels of base salary and annual incentives.

Annual Cash Incentive Plan For Named Executive Officers Other Than The Executive Chairman and CEO

Annual cash incentives are designed to support our objective of delivering positive annual operating results. In order to achieve competitive annual incentive targets, our goal is to set bonus targets at levels where we can expect the executive to receive a competitive incentive payment six out of ten years - in two out of ten years payments received would exceed competitive levels, and in two out of ten years, payments would be lower than competitive levels.

The 2018 incentive plan for NEOs other than the CEO was based primarily upon achievement of Pro-forma Adjusted EBITDA (as defined below, "Pro-forma Adjusted EBITDA") and, potentially, Total Revenue of the Company and, if applicable, for enterprises for which the NEO is responsible, both relative to the current year operating plan ("Budget"). The Budget is approved annually by the Board. We have limited the NEOs' performance measures to Pro-forma Adjusted EBITDA and Total Revenue in order to focus on cash flow and the related debt reduction to enhance shareholder value. Achievement of the minimum level of performance also required that cash cost reduction goals be achieved.

Based on the Company's performance, in 2018, a participant was eligible to earn as a cash incentive bonus from 0% up to 200% of the financial target, which equates to 0% to 50% of the base salary for Mr. Millage and Mr. Mayo and

0% to 25% of the base salary of the other NEOs. A decline in Pro-forma Adjusted EBITDA from the Budget of more than 10% would result in no payment of an annual cash incentive. Achievement of the Pro-forma Adjusted EBITDA and Total Revenue targets in the Budget as well as Controllable Retail Revenue performance of 103% or greater would result in payment of up to 200% of the financial target. A tiered grid was used to determine results between the minimum and maximum, interpolating within each tier.

Financial Performance

Pro-forma Adjusted EBITDA is defined as net income (loss), plus income tax expense (benefit), plus non-operating expenses, net, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, and our 100% share of EBITDA from TNI Partners ("TNI") and Madison Newspapers ("MNI"), minus EBITDA acquired and equity in earnings of TNI and MNI. Prior to 2017, we referred to Pro-forma Adjusted EBITDA as "operating cash flow" in our Program performance goals. We changed the terminology in 2016. However, the computation of the financial performance measure remained the same.

Pro-forma Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of Pro-forma Adjusted EBITDA to the closest related GAAP measure.

Annual Cash Incentive Plan For The Executive Chairman and CEO

Based on the Company's performance, in 2018 Ms. Junck and Mr. Mowbray were eligible to earn from 0% up to 100% of the financial bonus target, which equates to 0% to 100% of their respective base salaries, as a cash incentive bonus. A decline in Pro-forma Adjusted EBITDA from the Budget of more than 10% would result in no payment of an annual cash incentive. Achievement of the Pro-forma Adjusted EBITDA target in the Budget would result in payment of 100% of the financial target. A tiered grid was used to determine results between the minimum and maximum, interpolating within each tier. For 2018, the Company achieved Pro-forma Adjusted EBITDA of 96.8% of the target, which resulted in an earned cash bonus of 68% of the target.

Discretionary Bonuses

From time to time, we also develop special incentive programs and approve the Executive Chairman's recommendation of discretionary bonuses to the NEOs (excluding the Executive Chairman and CEO), and approve discretionary bonus awards to the Executive Chairman and CEO, based on exceptional performance.

2018 annual cash incentive plan and other bonus payments are summarized as follows:

(Dollars)	Annual Incentive Plan	Annual Discretionary Awards	Total

Mary E. Junck
Award	391,000	—	391,000
Target	575,000
Kevin D. Mowbray
Award	535,000	—	535,000
Target	787,500
Timothy R. Millage[1]
Award	65,030	43,750	108,780
Target	95,625
John M. Humenik
Award	131,320	—	131,320
Target	83,750
Nathan Bekke
Award	63,160	21,840	85,000
Target	85,000
Ronald A. Mayo
Award	178,500	—	178,500
Target	262,500

(1) The target award is pro-rated for seven months as a director, three months as Acting Principal Financial & Accounting Officer and two months as Vice President, Chief Financial Officer & Treasurer.

1990 Long-Term Incentive Plan Awards

The LTIP authorizes us to grant a mixture of restricted Common Stock ("Stock Awards"), non-qualified stock options and incentive stock options. Annual grant targets as a percentage of base salary for the NEOs other than the Executive Chairman and CEO, historically range from 10% to 50%. The LTIP is designed to promote long-term ownership of the Company's Common Stock as a component of our overall compensation program, as noted above.

Stock Awards for NEOs other than the Executive Chairman and CEO are recommended based on performance as evaluated by the Executive Chairman and CEO and approved by the ECC. The Executive Chairman's recommendation for each NEO is based on her assessment of the NEO's contribution to the financial performance of the Company in future years. Executive Chairman and CEO grants are determined as described below. Stock Awards generally vest 100% after a three-year period. There is no partial vesting. The executive must remain an employee for three years after the grant date for the Stock Award to vest, unless otherwise approved by the ECC.

Options, when granted, have a term of ten years and vest over a three-year period. After both the first and second years, 30% is vested. After the third year, the remaining 40% is vested. Ten years from the grant date, the ability to exercise any unexercised options expires.

Upon exercise of stock options by the option holders by delivery of previously owned Common Stock, replacement, or "reload", options in the amount of the number of shares delivered are awarded at fair market value on the date of exercise of non-qualified stock options. Such options have a term equal to the remaining term of the options exercised and are exercisable after one year. In 2018, Stock Awards were made to NEOs under the LTIP. See “Grants of Plan-Based Awards” below.

1990 Long-Term Incentive Plan Awards For The Executive Chairman and CEO

Stock Awards to the Executive Chairman and CEO have historically been made under the Company's Incentive Compensation Program. Under the Program, we establish a target Stock Award at the beginning of each year, the receipt of which is subject to adjustment based on the Executive Chairman's and CEO's achievement of the performance measures we determine at the time of the grant. The performance measure we have used is Pro-forma Adjusted EBITDA in relation to Budget. We then determine the dollar value of the target Stock Award by considering the Executive Chairman's and CEO's total compensation in relation to their peers, after taking into account their base salaries and incentive bonus opportunity, together with our assessment of the Company's operating performance in relation to peer companies, and our Company's priority objectives.

In 2018, Stock Awards were made to the Executive Chairman and CEO under the Incentive Compensation Program. See "Grants of Plan-Based Awards” below.

A decline in Pro-forma Adjusted EBITDA from the Budget of more than 25% would have resulted in no Stock Award being granted for neither the Executive Chairman nor the CEO. For 2018, the target Stock Award was achieved.

We have reserved the right to modify the amount of grants from year to year based on our evaluation of the Executive Chairman's and CEO's performance; to modify the performance measures from year to year; and to make discretionary equity awards in addition to, or in lieu of, awards under our Incentive Compensation Program and the LTIP.

Valuation Of Equity Awards

The accounting value of equity awards is charged to expense over the vesting period of the equity award. The accounting value of equity awards to NEOs is summarized below:

(Dollars)	Total Accounting Value of 2018 Grants	Accounting Charge Recorded in 2018 for 2018 Grants	Accounting Charge Recorded in 2018 for 2017, 2016 and 2015 Grants	Accounting Charge to be Recorded in 2019-2021 for 2018 Grants

Mary E. Junck	470,000	121,248	477,052	348,752
Kevin D. Mowbray	—	—	269,681	—
Timothy R. Millage	17,250	4,671	8,707	12,579
John M. Humenik	80,500	21,795	55,285	58,705
Nathan E. Bekke	49,450	13,388	43,669	36,062
Ronald A. Mayo	125,350	125,350	196,320	—

Primary Benefits

Benefits are part of a competitive compensation package to attract and retain employees, including executives. The NEOs participate in the same benefit plans as the Company's salaried employees, many of which require the employees to share in the cost of such programs. NEOs may elect not to participate in the Company's benefit programs. Benefits include:

•	Health insurance, including prescription drug coverage;

•	Dental insurance;

•	Vision insurance;

•	Life insurance coverage in the event of the employee's death;

•	Accidental death and dismemberment insurance;

•	Short-term disability insurance;

•	Long-term disability insurance for a disability lasting longer than five months;

•	Retirement Account Plan; and

•	Non-Qualified Plan.

Retirement Plans

The Retirement Account Plan and Non-Qualified Plan (the "Plans") are defined contribution plans. In 2018, under the Plans the Company matched, upon eligibility, 40% of employee contributions up to the first 5% of employee compensation. Company and employee contributions are allocated to investment options under the Plans selected by the employee, and the total amount is paid following retirement or termination of employment. Company contributions fully vest under the Plans after six years of service. Employee contributions are vested immediately. Amounts contributed by the Company credited under the Plans to the accounts of the NEOs are listed in the Summary Compensation Table under "All Other Compensation". The Non-Qualified Plan is intended to promote retention by providing employees with an opportunity to save in a tax-efficient manner.

Other Benefits

The only additional benefits the NEOs are eligible to receive are explained below. No NEO received benefits described below with a value of $10,000 or more in 2018.

Connectivity

NEOs are reimbursed for the cost of a home computer and/or internet access at their primary residence. NEOs also may use mobile or other digital devices provided by the Company. This program benefits the Company by providing the executive with access to its systems, digital products and communications during non-business hours.

Membership Dues

NEOs are reimbursed for the annual dues of one social membership to a club of the executive's choice. This program benefits the Company by providing a place for the NEO to entertain and hold meetings with customers, prospective customers, community leaders and employees.

Other

NEOs are reimbursed for reasonable and customary business expenses incurred on the Company's behalf. The Lee Foundation, an affiliate of the Company, also matches, on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by NEOs to qualifying organizations. Such reimbursements and matching contributions are not considered income to the NEO and are excluded from the Summary Compensation Table below.

We only allow use of aircraft chartered by the Company for trips related to the Company's business.

We do not provide tax reimbursements to employees, except for reimbursement of certain relocation costs.

Risk Management And Executive Compensation

Our executive compensation program does not provide an incentive for excessive risk-taking for the following reasons:

•	Base salary is a fixed amount;

•	Annual cash incentives are limited and based on achievement of a plan approved by the Board;

•	Stock awards are limited in amount and vest over a three-year period; and

•	All awards are subject to our final approval.

We performed an assessment to determine whether the risks arising from our 2018 compensation policies and practices are likely to have a material impact on the Company. Our assessment reviewed material elements of executive and non-executive compensation. We concluded these policies and practices do not create risk that is reasonably likely to have a material adverse effect on the Company.

* * * *
Executive Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement relating to the Annual Meeting and in the Company's Annual Report on Form 10-K for the year ended September 30, 2018.

The Executive Compensation Committee

Herbert W. Moloney III, Chairman
Brent Magid
William E. Mayer

Summary Compensation Table

The following table summarizes the 2018, 2017 and 2016 compensation of the NEOs:

(Dollars)	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
			(1)	(1)	(2)	(3) (4)
Mary E. Junck	2018	575,000	470,000	—	391,000	19,728	1,455,728
Executive Chairman	2017	575,000	670,000	—	725,000	29,104	1,999,104
	2016	696,859	612,000	—	557,450	27,437	1,893,746

Kevin D. Mowbray	2018	787,500	—		535,000	28,975	1,351,475
President and Chief Executive Officer	2017	737,500	719,178	—	737,500	23,148	2,217,326
	2016	639,764	258,244	—	402,000	16,860	1,316,868

Timothy R. Millage(6)	2018	229,167	17,250	—	108,780	5,400	360,597
Vice President, Chief Financial Officer and Treasurer	2017	—	—	—	—	—	—
	2016	—	—	—	—	—	—

John M. Humenik(6)	2018	335,000	80,500	—	131,320	8,000	554,820
Vice President - News	2017	335,000	123,950	—	65,000	13,436	537,386
	2016	—	—	—	—	—	—

Nathan E. Bekke(6)	2018	340,000	49,450	—	63,160	5,667	458,277
Vice President - Consumer Sales and Marketing	2017	326,250	93,800	—	85,050	12,647	517,747
	2016	—	—	—	—	—	—

Ronald A. Mayo(5)	2018	525,000	125,350	—	178,500	13,126	841,976
Former Vice President, Chief Financial Officer and Treasurer	2017	525,000	197,650	—	262,500	13,682	998,832
	2016	504,167	61,200	—	194,100	1,575	761,042

(1)
Stock and option awards are granted at a price equal to the fair market value on the date of grant. Information with respect to stock awards granted to the NEOs is reflected in “Outstanding Equity Awards at September 30, 2018” below.

(2)	Includes discretionary amounts paid under the annual cash incentive plan.

(3)
Includes matching contributions made to the Company's Retirement Account Plan and Non-Qualified Plan during the year. To the extent qualifying compensation was not received during the year, such as certain non-equity incentive plan compensation, the related matching contribution may be reported in a subsequent year.

(4)
The Lee Foundation, an affiliate of the Company, matches on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by NEOs to qualifying organizations. Such matching contributions are not considered compensation of the NEO.

(5)	Mr. Mayo left the Company in June 2018.

(6)	Mr. Millage was not a NEO in 2017 or 2016. Mr. Humenik and Mr. Bekke were not NEOs in 2016.

The Compensation Disclosure and Analysis above more fully describes our executive compensation program and the decisions made by the ECC.

Grants Of Plan-Based Awards

The following table summarizes information related to 2018 grants of equity compensation under the LTIP and the Incentive Compensation Program for the CEO, and under the LTIP for the other NEOs.

(Dollars, Except Share Data)	2018 Grant Date	All Other Stock Awards: Number of Shares of Stock	2018 Grant Date Fair Value of Stock Awards

Mary E. Junck	12/22/2017	200,000	470,000
Kevin D. Mowbray	—	—	—
Timothy R. Millage	12/8/2017	7,500	17,250
John M. Humenik	12/8/2017	35,000	80,500
Nathan E. Bekke	12/8/2017	21,500	49,450
Ronald A. Mayo	12/8/2017	54,500	125,350

In 2017 and 2016, grants to the NEOs were reported in timely filings with the SEC. Due to ECC practices, Stock Awards for the Executive Chairman and CEO related to 2018 performance were granted in December 2018, which is the Company’s fiscal year 2019. Those Stock Awards were also reported in timely filings with the SEC.

Outstanding Equity Awards At September 30, 2018

The following table summarizes outstanding equity awards to the NEOs as of September 30, 2018:

(Dollars, Except Share Data)	Number of Securities Underlying Unexercised Options		Option Awards		Restricted Common Stock Awards
			Exercise Price	Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested
	Exercisable	Unexercisable
		(1)				(2)
Mary E. Junck
2018 Stock Award					200,000	530,000
2017 Stock Award					200,000	530,000
2016 Stock Award					400,000	1,060,000
2011 Options	165,000	—	2.57	9/28/2020
Kevin D. Mowbray
2017 Stock Award					214,680	568,902
2016 Stock Award					195,320	517,598
2012 Options	80,000	—	1.13	4/30/2022
2011 Options	55,800	—	2.57	9/28/2020
Timothy R. Millage
2018 Stock Award					7,500	19,875
2017 Stock Award					5,000	13,250
2016 Stock Award					4,000	10,600
John M. Humenik
2018 Stock Award					35,000	92,750
2017 Stock Award					37,000	77,700
2016 Stock Award					17,500	36,750
2012 Options	7,000	—	1.13	4/30/2022
2011 Options	9,000	—	2.57	9/28/2020
2009 Options	9,000	—	2.07	8/21/2019
Nathan E. Bekke
2018 Stock Award					21,500	56,975
2017 Stock Award					28,000	74,200
2016 Stock Award					17,500	46,375
2012 Options	1,000	—	1.13	4/30/2022
2011 Options	15,000	—	2.57	9/28/2020
2009 Options	20,000	—	2.07	8/21/2019

(1)
Options, which have a term of ten years, vest over a three year period. In the first year, 30% is vested. In the second year, an additional 30% is vested. In the third year, the remaining 40% is vested. Reload options, if any, vest one year from the date of the grant and have a term equal to the remaining term of the options exercised.

(2)	Based on closing market price of $2.65 on September 30, 2018.

Option Exercises And Stock Vested

The following table summarizes information related to vesting of restricted Common Stock of the NEOs in 2018:

	Restricted Common Stock
(Dollars, Except Share Data)	Number of Shares Acquired on Vesting	Value Realized on Vesting

Mary E. Junck	200,000	480,000
Kevin D. Mowbray	48,500	113,975
Timothy R. Millage	4,500	10,575
John M. Humenik	21,000	49,350
Nathan E. Bekke	14,500	34,075
Ronald A. Mayo	196,945	452,974

Non-Qualified Deferred Compensation

The following table summarizes information related to 2018 activity in the Non-Qualified Plan for the NEOs.

(Dollars)	NEO Contributions	Company Contributions	Aggregate Earnings	Distributions	Aggregate Balance at September 30, 2018
	(1)	(2)	(3)		(4)
Mary E. Junck	116,333	14,311	283,490	—	2,155,445
Kevin D. Mowbray	62,500	23,475	3,987	—	294,663
John M. Humenik	6,500	2,600	731	—	50,629
Nathan E. Bekke	667	267	2,952	—	13,873
Ronald A. Mayo	19,687	7,875	1,399	—	63,525

(1)	Amounts included in total compensation in the Summary Compensation Table under “Salary”.

(2)	Amounts included in total compensation in the Summary Compensation Table under “All Other Compensation”.

(3)	Earnings are based on the performance of investments selected by the NEO.

(4)	Amounts include compensation to the NEO in the form of Company contributions prior to 2015.

For those NEOs continuing to participate in the Non-Qualified Plan in 2018 and thereafter, withdrawals are permitted following termination of employment. Employee contributions are limited to 45% of salary and bonus compensation. See “Primary Benefits” above for additional information with regard to the Non-Qualified Plan.

Change Of Control, Employment And Other Agreements

In 2015, we entered into amended and restated employment agreements between the Company and eight senior executive officers, including all of our NEOs, with the exception of Messrs. Millage and Humenik, who entered into such agreements in 2018. The employment agreements entitle these executives to severance and other benefits upon termination without cause or for good reason that becomes effective only upon a change of control. We approved the new agreements because we believe they better align our agreements with general industry change of control employment agreements.

A change of control is defined to include certain mergers and acquisitions, liquidation or dissolution of the Company, changes in the membership of the Company's Board and acquisition of 15% of the outstanding stock of the Company for the purpose of changing the control of the Company. The new agreements supersede agreements originally entered into in 1998 and amended and restated in 2008, and provide substantially lower benefits upon a change of control.

Absent a change of control, the agreements do not require the Company to retain the executives or to pay them any specified level of compensation or benefits, and they remain employees at will.

The agreements extend for two years from the date of signature. On each annual anniversary date of the agreements (each a “Renewal Date”), the change of control period will be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company gives notice to the executive that the change of control period will not be extended.

The agreements are subject to the following triggers:

•	The agreements become effective and the protective features vest upon a change of control or if an executive's employment is terminated as a consequence of such event.

•
The agreements provide that each executive is to remain an employee for a two-year period following a change of control of the Company unless the executive resigns for good reason or is terminated for cause, each as defined in the agreement.

Under the agreements, a termination pursuant to the terms of the change of control agreement triggers the following compensation and benefits for the executives:

Employment Period Benefits

 During the two-year employment period, the executives are entitled to:

•	An annual base salary, payable monthly in an amount at least equal to their highest monthly base salary during the year prior to the change of control;

•	An annual bonus, payable in a lump sum within 75 days following each fiscal year in an amount at least equal to their highest annual bonus in the three years prior to the change of control;

•	Continued participation in the Company's incentive, savings, retirement and welfare benefit plans; and

•
Payment of expenses and fringe benefits (including office and support staff, tax and financial planning services, applicable club dues and use of an automobile and related expenses) to the extent paid or provided to such executive immediately prior to the change of control or to other peer executives of the Company.

Benefits Upon Termination

If the executive's employment is terminated during the two-year employment period other than for cause, death or disability, or the executive terminates employment for good reason, the executive will be entitled to the following benefits:

•	All accrued and unpaid annual base salary and annual bonus for the prior fiscal year payable in a lump sum within 30 days of termination;

•	A lump sum severance payment equal to the amount corresponding to the executive's title set forth in the following table:

•	Executive Chairman and CEO 3x annual base salary and highest recent annual bonus

•	Vice Presidents 1x annual base salary and highest recent annual bonus

•
A payment equal to the payment multiple above of the Company's average annual contributions on behalf of the executive under all defined contribution plans maintained by the Company during the three-year period immediately preceding the termination;

•	Any legal fees and expenses incurred by the executive in asserting legal rights in connection with the agreement; and

•	Continued welfare benefits for the period equal to the multiple of their base salary payable plus certain outplacement services.

Under the agreements, termination for cause means termination of the executive's employment due to the (1) willful and continued failure of the executive to perform substantially the executive's duties with the Company or one of its affiliates, or (2) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

Good reason means actions taken by the Company that result in a material negative change in the employment relationship, including a detrimental change in responsibilities, a reduction in salary or benefits or a relocation of office, as described in the agreement.

Excise Tax Cap on Payments

To reduce the impact of any excise tax imposed on the executive related to the change of control, the agreements also require the Company to cap the overall value of payments if such reduction results in a larger net after-tax payment than would result if such payments were not capped and subject to an excise tax.

Other Provisions

For a period of one year after the agreements become effective, the executives are restricted from:

•	Disclosing the confidential information of the Company and its affiliates;

•	Competing against the Company and its affiliates;

•	Soliciting the customers of the Company and its affiliates; and

•
Soliciting the employees of the Company and its affiliates for employment and hiring them, unless the employee is responding to employment advertising of a general nature or unless approved by the President of the Company in advance.

There is no requirement in the agreements that the executives execute a release of claims in favor of the Company and its affiliates.

Acquirer's Obligations

The agreements mandate that the Company require an acquirer to assume and satisfy the Company's obligations under the agreements.

Equity Awards

The Company's LTIP was amended to provide that, if a change of control occurs, for early vesting and exercise and issuance or payment will be subject to a "double-trigger" for the following awards to executives (subject to certain limits):

•	Awards of restricted Common Stock;

•	Stock options and stock grants; or

•	Amounts payable instead of such issuance in a lump-sum payment within 30 days of surrender of such stock options to the Company.

Generally, vesting and payment will not occur if replacement awards equal in value and vesting terms are granted to the affected executive in connection with the change of control, unless the executive is thereafter terminated within the specified protection period.

Potential Payments Upon Termination Or Change Of Control

The following summarizes information as of September 30, 2018 related to estimated potential cash payments upon a change of control to the NEOs. Amounts in the table do not reflect income tax benefits that may be realized by the Company. The estimated payments also make assumptions as to whether certain discretionary bonus payments made to NEOs are qualifying annual incentive plan payments under the agreements.

(Dollars)	Estimated Net Present Value of Change of Control Severance and Benefits

Mary E. Junck	6,457,809
Kevin D. Mowbray	6,289,136
Timothy R. Millage	849,545
John M. Humenik	799,534
Nathan E. Bekke	746,303

CEO Pay Ratio

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the chief executive officer ("CEO”). The Company’s CEO is Mr. Mowbray. For fiscal year ended September 30, 2018, the annual total compensation for the median employee of the Company, other than our CEO, was $38,257 and the annual total compensation of our CEO was $1,351,475. Based on this information, for fiscal year 2018 the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 35 to 1. Due to the flexibility afforded by the rules of the SEC in calculating the pay ratio amount, the ratio we calculated may not be comparable to the CEO pay ratio presented by other companies.

We identified our median employee from among our employees as of September 30, 2018, the last day of our fiscal year. To identify our median employee, we used a “total cash compensation” measure consisting of: (i) fiscal year 2018 annual base pay (salary or gross wages for hourly employees including paid time off), (ii) bonuses and cash incentives paid during the year, and (iii) employer matching contributions to employee retirement plans. Certain annualizing adjustments were made for permanent full-time employees that were employed for less than one-year, such as newly hired employees and those on unpaid leave of absence during the period, pursuant to applicable SEC rules. No employees were excluded from the list, other than Mr. Mowbray. Certain components of pay, such as stock awards and other cash and non-cash fringe benefits, were excluded as they were not meaningful in determining the median employee. Compensation amounts were determined from our human resources and payroll systems of record.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant involving an amount in excess of $120,000, and a related person has a direct or indirect material interest. Under SEC rules, a related person is a director, nominee for director, executive officer, owner of more than 5% of our Common Stock or immediate family member of any of the above. On an annual basis, each director, nominee for director and officer and certain 5% or greater shareholders are required to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a related person has a direct or indirect material interest. Our general counsel is primarily responsible for the development and implementation of procedures and controls to obtain information from these related persons. The charter of our Audit Committee provides that the Audit Committee is responsible for review, approval or ratification of related-person transactions. Though we have no written policy, it is the practice of our Audit Committee to approve such transactions only if it deems them to be in the best interests of the Company. When considering a transaction, the Audit Committee will review all relevant factors, including our rationale for entering into a related-person transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case were the transaction entered into with a third party, and potential for an actual or apparent conflict of interest. The Audit Committee reports its findings to the Board.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is currently comprised of four directors who are not officers or employees of the Company. All members are independent under rules of the NYSE and the SEC. The Board has established a written charter for the Audit Committee.

The Audit Committee held 6 meetings in 2018. The meetings were designed to facilitate and encourage private communication among the Audit Committee, management, our internal auditors and our independent registered public accounting firm.

During these meetings, the Audit Committee reviewed and discussed the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm, and the effectiveness of our internal control over financial reporting. The Audit Committee believes that management maintains an effective system of internal control over financial reporting. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended September 30, 2018, including any applicable amendments thereto.

The discussions with the independent registered public accounting firm also included the matters required by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T regarding "Communications with Audit Committees". The Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by PCAOB Rule 3600T regarding "Independence Discussions with Audit Committees". This information was discussed with the independent registered public accounting firm. The Audit Committee considered whether the non-audit services provided by the independent registered public accounting firm to us are compatible with maintaining auditor independence.

The Audit Committee

Brent Magid, Chairman
Nancy S. Donovan
Leonard J. Elmore
Herbert W. Moloney III

Each member of the Audit Committee meets the current financial literacy requirements of the NYSE. Our Board has determined that Mr. Magid meets the requirements of an audit committee financial expert, as defined by the SEC, and all Audit Committee members meet the NYSE's definition of an independent director.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG has served as our independent registered public accounting firm since 2008. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

For 2018 and 2017, KPMG performed the following professional services and received, or will receive, fees in the amounts indicated.

(Dollars)	2018	2017

Audit fees	1,048,000	1,067,000
Audit-related fees	25,000	—
Tax Fees	—	—
All Other Fees	—	—
	1,073,000	1,067,000

Services Provided By KPMG

All services rendered by KPMG are permissible under applicable laws and regulations. The Audit Committee reviewed and pre-approved all services related to the fees listed in the above table in accordance with our Policy Regarding the Approval of Audit and Non-Audit Services by Independent Public Accountants ("Policy"). Under the Policy, Audit Committee pre-approval includes audit services, audit-related services, tax services, other services and services exceeding the pre-approved cost range. In some instances, pre-approval is provided by the full Audit Committee for up to a year with any such pre-approval relating to a particular defined assignment or scope of work and subject to a specific defined budget. In other instances, the Audit Committee may delegate pre-approval authority of additional services to one or more designated members with any such pre-approval reported to the Audit Committee at its next scheduled meeting. Any pre-approved service requires the submission of an engagement letter or other detailed back-up information. Pursuant to rules of the SEC, the fees paid to KPMG for services are disclosed in the table above under the categories described below, as applicable.

Audit Fees - Fees for professional services for the audit of our Consolidated Financial Statements, review of financial statements included in our quarterly Form 10-Q filings, attestation reporting on the effectiveness of our internal control over financial reporting, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees - Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This includes due diligence related to mergers and acquisitions, preparation of comfort letters related to financing or other transactions, attestations that are not required by statute or regulation, and consulting related to financial accounting or reporting standards.

Tax Fees - Fees for professional services with respect to tax compliance and advice and planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from audit-related matters. We also engage the services of other accounting firms and law firms for such services. Fees paid to such firms are not reflected in the table above except to the extent KPMG is engaged directly by such firms to perform services on behalf of the Company.

All Other Fees - Fees for other permissible work that does not meet the above category descriptions.

These services are actively monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence in our independent registered public accounting firm's core work, which is the audit of our Consolidated Financial Statements.

The Audit Committee has designated KPMG as its independent registered public accounting firm for purposes of auditing our Consolidated Financial Statements for the year ending September 29, 2019.

* * * *

The Executive Compensation Committee Report and Report of the Audit Committee set forth above shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 ("Securities Act") or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such reports by specific reference. In addition, these Reports shall not be deemed to be filed under either the Securities Act or the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership and reports of changes in that ownership with the SEC. Specific due dates for these reports have been established and we are required to disclose in our Proxy Statement any failure to file by these dates in 2018.

Based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers and directors were satisfied with two exceptions. Due to an administrative error by Mr. Schermer’s stock brokerage firm in timely reporting to the Company Mr. Schermer’s sale of Common Stock, Mr. Schermer had a late filing on Form 4. Also, due to an administrative error by the Company in processing tax withholding upon the vesting of Mr. Mayo’s Stock Award at the time of his leave of absence in May 2018, he had a late filing on Form 4.

ADDITIONAL INFORMATION - COSTS OF SOLICITATION

Eliminating Duplicate Mailings. If you share an address with other shareholders of the Company, you may receive notification that you are being sent only a single copy of the proxy materials, unless your bank, broker or other nominee that provides the notification receives contrary instructions from the affected shareholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for shareholders and potential cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of Common Stock are held in a brokerage account or the Company if you hold registered shares of Common Stock. We will promptly deliver a separate copy of the proxy materials, including the Annual Report, upon request. You can notify the Company by sending a written request to the attention of the Corporate Secretary, Lee Enterprises, Incorporated, 201 N. Harrison Street, Suite 600, Davenport, Iowa 52801-1924.

Costs of Solicitation. We are required by law to convene an annual meeting of shareholders at which directors are elected. Because our shares of Common Stock are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our shareholders. United States federal securities laws require us to send you this Proxy Statement, and any amendments and supplements thereto, and to specify the information required to be contained in it. The Company will bear the costs of calling and holding the 2019 Annual Meeting of Shareholders and the solicitation of proxies therefor. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions of beneficial owners. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the Board of Directors, without additional compensation, personally or by telephone. We may also solicit proxies by e-mail from shareholders who are our employees or who previously requested to receive proxy materials electronically. As a result of the potential proxy solicitation by Cannell, we may incur additional costs in connection with our solicitation of proxies. The Company has retained Morrow Sodali LLC to solicit proxies. Under our agreement with Morrow Sodali LLC, Morrow Sodali LLC will receive a fee of up to $[•] plus the reimbursement of reasonable expenses. Morrow Sodali LLC expects that approximately [•] of its employees will assist in the solicitation. Morrow Sodali LLC will solicit proxies by mail, telephone, facsimile and/or email. Our aggregate expenses, including those of Morrow Sodali LLC, related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $[•], of which approximately $[•] has been incurred as of the date of this Proxy Statement.

By Order of the Board of Directors,

[•]
Dated: [•], 2019

APPENDIX A

NON-GAAP FINANCIAL INFORMATION

Pro-forma Adjusted EBITDA of the Company is a non-GAAP (Generally Accepted Accounting Principles) financial measure. No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the Company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance.

The table below reconciles 2018 Pro-forma Adjusted EBITDA to net income, the most directly comparable measure under GAAP.

(Thousands of Dollars)	Amount

Net Income	47,048
Adjusted to exclude
Income tax expense (benefit)	(16,228)
Non-operating expenses, net	57,703
Equity in earnings of TNI and MNI	(9,249)
Assets loss (gain) on sales, impairments and other	6,429
Depreciation and amortization	31,766
Restructuring costs and other	5,550
Add
TNI and MNI Adjusted EBITDA (100%)	25,723
Pro-forma Adjusted EBITDA	148,742

The table below reconciles 2018 total cash costs excluding unusual matters to operating expenses, the most directly comparable measure under GAAP.

(Thousands of Dollars)	Amount

Operating expenses	464,681
Depreciation and amortization	31,766
Assets loss (gain) on sales, impairments and other	6,429
Total cash costs	426,486
Restructuring costs and other	5,550
Total cash costs, excluding restructuring costs and other	420,936

APPENDIX B

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable Securities and Exchange Commission rules and regulations, members of the Board of Directors (the “Board”), the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the 2019 Annual Meeting of Shareholders. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names of our current directors and the Board’s nominees, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of such directors and nominees is carried on. The principal occupations or employment of the Board’s nominees are set forth under the heading “Proposal No. 1: Election of Directors” in this Proxy Statement.

Name	Principal Business Name	Principal Business Address

Richard R. Cole	University of North Carolina at Chapel Hill	Carroll Hall, CB 3365 Chapel Hill, North Carolina 27599
Nancy S. Donovan	Circle Financial Group, LLC	650 Madison Avenue New York, New York 10022
Leonard J. Elmore	Lee Enterprises, Incorporated	201 N. Harrison Street, Suite 600 Davenport, Iowa 52801
Brent Magid	Frank N. Magid Associates, Inc.	8500 Normandale Lake Boulevard, Suite 630 Minneapolis, Minnesota 55437
William E. Mayer	Park Avenue Equity Partners, L.P.	12 East 49th St., 40th Floor New York, New York 10017
Herbert W. Moloney III	Lee Enterprises, Incorporated	201 N. Harrison Street, Suite 600 Davenport, Iowa 52801
Gregory P. Schermer	Lee Enterprises, Incorporated	201 N. Harrison Street, Suite 600 Davenport, Iowa 52801
Mary E. Junck	Lee Enterprises, Incorporated	201 N. Harrison Street, Suite 600 Davenport, Iowa 52801
Kevin D. Mowbray	Lee Enterprises, Incorporated	201 N. Harrison Street, Suite 600 Davenport, Iowa 52801

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is 201 N. Harrison Street, Davenport, Iowa 52801.

Name	Principal Occupation

Mary E. Junck	Executive Chairman
Kevin D. Mowbray	President and Chief Executive Officer
Timothy R. Millage	Vice President, Chief Financial Officer & Treasurer

Information Regarding Ownership of the Company’s Securities by Participants

The number of Company securities beneficially owned by directors and named executive officers, including those who are "participants" in our solicitation of proxies, as of November 30, 2018 is set forth in the “Security Ownership of Certain Beneficial Owners” section of this Proxy Statement.
Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees” in this Appendix B. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold
(December 28, 2016 through December 28, 2018)
Name	Transaction Date	Number of Securities	Transaction Description

Richard R. Cole	6/1/2017	10,000	2
	6/1/2018	10,000	2
Nancy S. Donovan	6/1/2017	10,000	2
	6/1/2018	10,000	2
Leonard J. Elmore	6/1/2017	10,000	2
	6/1/2018	10,000	2
Brent Magid	6/1/2017	10,000	2
	6/1/2018	10,000	2
William E. Mayer	6/1/2017	10,000	2
	6/1/2018	10,000	2
Herbert W. Moloney III	6/1/2017	10,000	2
	6/1/2018	10,000	2
Gregory P. Schermer	6/1/2017	10,000	2
	6/1/2018	10,000	2
	8/8/2018	52,600	11
	8/16/2018	36,636	1
	8/17/2018	15,964	1
Mary E. Junck	12/12/2016	200,000	7
	12/15/2017	200,000	5
	12/15/2017	66,700	8
	12/22/2017	200,000	7
	8/8/2018	150,000	10
Kevin D. Mowbray	12/9/2016	200,000	7
	12/9/2016	14,680	12
	12/9/2016	14,680	4
	12/12/2017	48,500	5
	12/12/2017	16,175	8
Timothy R. Millage	12/9/2016	5,000	7
	12/12/2016	3,500	11
	12/23/2016	3,500	1
	12/20/2016	900	1
	12/21/2016	3,194	1
	12/8/2017	7,500	7
	12/12/2017	4,500	5
	12/12/2017	1,501	8
	2/7/2018	2,999	1

Transaction Descriptions

1	Open Market Sale
2	Common Stock Granted for Non-Employee Director Stock Plan
3	Deferred Stock Units Granted for Non-Employee Director Stock Plan
4	Time-Based Restricted Stock Unit Vesting
5	Performance-Based Restricted Stock Unit Vesting
6	Time-Based Restricted Stock Unit Grant
7	Performance-Based Restricted Stock Unit Grant
8	Withholding for Taxes
9	Open Market Acquisition
10	Bona Fide Gift
11	Stock Option Exercise
12	Cancellation of Common Stock Award
*	Shares Held by Family Trust

Miscellaneous Information Regarding Participants

Except as described in this Appendix B or in this Proxy Statement, to the knowledge of the Company:

•
Neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2018 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix B or in this Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

•
No participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

•
There are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2018 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•
Excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2019 Annual Meeting of Shareholders.

Other Information

There are no material proceedings to which any director, officer, or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

Based on representations made to the Company by the participants, no participant has been the subject of a criminal conviction (excluding traffic violations or similar misdemeanors) within the last ten years.

The Company is not responsible for the accuracy of any information provided by Cannell Capital LLC contained in this Appendix B or elsewhere in this Proxy Statement.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your white proxy card.
INTERNET - www.proxypush.com/lee
Use the Internet to vote until 11:59 p.m. (CST) on [•], 2019.

PHONE - 1-866-883-3382
Use a touch-tone telephone to vote until 11:59 p.m. (CST) on [•], 2019.

MAIL - Mark, sign and date your white proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your white proxy card.

i	Please detach here	i

The Board of Directors Recommends a Vote FOR ALL nominees listed in Item 1 and FOR Item 2. LEE ENTERPRISES, INCORPORATED – White Proxy Card

1.	To elect three directors for terms of three years:	01	Mary E. Junck	☐	FOR ALL	☐	WITHHOLD
		02	Herbert W. Moloney
		03	Kevin D. Mowbray	☐	FOR ALL EXCEPT

(Instructions: To withhold authority to vote for any individual nominee(s), mark the FOR ALL EXCEPT box above and write the number(s) of the nominee(s) for which you would like to withhold authority in the box provided to the right.)

2.	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm	☐ FOR ☐ AGAINST ☐ ABSTAIN

Address change? Mark the box to the right, sign, and indicate the changes below:	☐

Date

Signature(s) in Box

PLEASE SIGN exactly as your name(s) appear(s) hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

LEE ENTERPRISES, INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

[●], 2019
[●] (CST)

Lee Enterprises Corporate Offices
201 N. Harrison St.
Fourth Floor
Davenport, IA 52801

201 N. Harrison St., Suite 600 Davenport, IA 52801	white proxy card

This proxy is solicited by the Board of Directors for use at the 2019 Annual Meeting of Shareholders on [•], 2019.

The shares of Common Stock that you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, this proxy will be voted FOR ALL nominees listed in Item 1 and FOR Item 2.

By signing this white proxy card, you revoke all prior proxies and appoint Mary E. Junck and Herbert W. Moloney III, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorize them to represent and vote, as provided on the reverse side, all the shares of Lee Enterprises, Incorporated Common Stock which the signatory(ies) hereto is entitled to vote, and, in the proxies’ discretion, to vote upon such other business as may properly come before the 2019 Annual Meeting of Shareholders to be held [•], 2019 or at any adjournment or postponement thereof with all powers which the signatory(ies) hereto would possess if present at the 2019 Annual Meeting of Shareholders. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors; therefore, if no direction is made, this white proxy card will be voted FOR ALL of Lee Enterprises, Incorporated’s director nominees in Item 1 and FOR Item 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2019 Annual Meeting of Shareholders and any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. By signing this white proxy card, the signatory(ies) hereto revokes all prior proxies that the signatory(ies) has given with respect to the 2019 Annual Meeting of Shareholders.

The signatory(ies) hereto acknowledge(s) receipt with this white proxy card of a copy of the Notice of 2019 Annual Meeting of Shareholders and the Proxy Statement of Lee Enterprises, Incorporated.

See reverse side for voting instructions